SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

[x] Filed by the Registrant

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement

Central Vermont Public Service Corporation
(Exact name of registrant as specified in its charter)

Carole L. Root
(Name of Person Filing Proxy Statement)

Payment of Filing Fee

[ ] $125 per Exchange Act 14a-6(i)(1).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11
    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exhange Act Rule 0-11

    4) Proposed maximum aggregate value of transaction:

             CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                        77 GROVE STREET
                     RUTLAND, VERMONT 05701


March 28, 1994

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Central Vermont Public Service Corporation at 10:00 a.m. on Tuesday, May 3,
1994 at the Holiday Inn, Route 7 South, Rutland, Vermont.   Refreshments
will be served commencing at 9 a.m.

In addition to the election of Directors, this year we have three items of particular importance for your consideration. First, you are being asked to adopt a Fair Price Amendment to the Articles of Incorporation, which is intended to help insure that if the Company is acquired or involved in a takeover transaction, each stockholder will be treated fairly in comparison to every other stockholder. The Fair Price Amendment is similar to the fair price provision adopted in 1988 as a By-law amendment. However, recent changes in Vermont's corporate statute now require that such provisions be authorized instead in the Articles of Incorporation. Second, you are being asked to approve an amendment to the Company's Articles of Incorportion which is intended to limit the liability of Directors to the fullest extent now permitted under Vermont's new corporate statute. Finally, you are being asked to approve an amendment to the Company's By-Laws to modify the provisions governing indemnification of Directors, officers and employees in order to bring those provisions more fully into compliance with the requirements of Vermont's new corporate statute. We urge you to read the detailed explanations in the attached Proxy Statement. Your Board of Directors and I urge you to vote in favor of these proposals.

Common and Preferred Stockholders are entitled to the Notice of Meeting. However, only Common Stockholders of record at the close of business on February 23, 1994, will be entitled to vote at the Meeting. Stockholders who are unable to attend the Meeting in person and wish to have their stock voted are requested to sign, date and return promptly the accompanying proxy.

Thank you for your continued interest in the Company.

Sincerely,


THOMAS C. WEBB
              CENTRAL VERMONT PUBLIC SERVICE CORPORATION

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held on May 3, 1994


To the Holders of Common and Preferred Stock of Central Vermont Public Service Corporation:


     You are hereby notified that the Annual Meeting of the Stockholders of Central Vermont Public Service Corporation will be held at the Holiday Inn, Route 7 South, Rutland, Vermont, on Tuesday, May 3, 1994, at ten o'clock in the forenoon, Eastern Daylight Saving Time, for the Common Stockholders to consider and act upon the following Articles:

     Article 1.  To amend the Articles of Incorporation to include the Fair
                  Price Provision.

     Article 2.  To amend the Articles of Incorporation to limit liability of Directors.

     Article 3. To amend the By-Laws to modify the indemnification protection afforded Directors, Officers and Employees.

     Article 4. To elect that class of three directors whose terms commence at the 1994 Annual Meeting of Stockholders and expire at the 1997 Annual Meeting of Stockholders.

     Article 5. To act upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the meeting.

     Any of the foregoing may be considered or acted upon at said meeting, or at any and all adjournments thereof.

     The Board of Directors has fixed the close of business on February 23, 1994, as the record date for the determination of the holders of the Company's capital stock entitled to notice of, and to vote at, the meeting and any adjournments thereof. In accordance with applicable provisions of the Company's Articles of Incorporation and Vermont law, the Preferred Stockholders are entitled to Notice of Meeting, but are not entitled to vote on any of the matters to be considered thereat.

                             By Order of the Board of Directors,

                             Joseph M. Kraus, Secretary

Rutland, Vermont
March 28, 1994

                           IMPORTANT

     All holders of Common Stock, whether or not they plan to attend the meeting in person, are urged to VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY in the envelope provided.

                 CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                              77 Grove Street
                           Rutland, Vermont 0570l

                                                   March 28, 1994

                               PROXY STATEMENT

                       Annual Meeting of Stockholders

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Central Vermont Public Service Corporation ("CVPS", the "Company" or the "Corporation"), a Vermont corporation. The proxies solicited hereby will be voted at the Annual Meeting of Stockholders to be held at the Holiday Inn, Route 7 South, Rutland, Vermont at 10:00 a.m. on May 3, 1994 and at any and all adjournments thereof.

     Proxies in the accompanying form, unless previously revoked, will be voted as directed by the stockholders giving such proxy. Any proxy may be revoked by written notice delivered to the Secretary of the Company at any time before it is exercised. If no direction is given, proxies will be voted FOR the amendments to the Company's Articles of Incorporation relating to the Fair Price Provision and Limitation of Director Liability, FOR the amendment to the Company's By-Laws relating to the Indemnificaton Provisions and FOR the election, as Directors, of the three nominees listed on the proxy.

     In accordance with Securities and Exchange Commission ("SEC") rules, boxes and a blank space are provided on the proxy card for stockholders to designate whether they wish to vote "for", "against", or "abstain" on any proposal, or to withhold authority to vote for one or more of the nominees for Director. Under Vermont law, in order for action to be taken on a matter, a quorum must exist as to that matter, which is defined for this purpose as a majority of the outstanding shares entitled to vote on the matter. While abstentions are counted in determining whether a quorum has been reached on a particular matter, broker non-votes are not counted as they are not deemed to be "entitled to vote" on such matter. A broker non-vote will occur when a broker who holds shares in street name for a customer does not have the authority under the rules of the New York Stock Exchange ("NYSE") to cast a vote on a particular matter because the matter is deemed by the NYSE to be non-discretionary and the broker's customer has not furnished voting instructions on the matter.

     The following tabulation rules will apply to broker non-votes and to abstentions: (i) in matters requiring the approval of a majority of the votes cast "for" and "against", neither broker non-votes nor abstentions will be counted and they will not affect the outcome of the vote; (ii) in matters requiring the approval of a majority of the Company's outstanding Common Stock, broker non-votes and abstentions will have the effect of votes "against" the proposal; and (iii) in the election of Directors, which is by plurality of the votes cast, neither broker non-votes nor votes to withhold authority to vote for a nominee will affect the outcome of the election except that votes to withhold authority to vote for any of management's nominees in the case of a contested election would have the effect of aiding the challenger.

     The Company will bear the cost of solicitation hereunder. The solicitation of proxies by mail may be followed by solicitation by officers or other employees or representatives of the Company. In addition, the Company has retained Morrow & Co., a proxy solicitation firm, to assist in the solicitation of proxies for the meeting. The estimated fee for such services is $11,500 plus reimbursement of reasonable out-of-pocket expenses. The Company will request banks, brokers and other similar agents or fiduciaries to forward these proxy materials to beneficial owners of stock, and, if requested, will reimburse them for the costs thereof.

     A copy of the Annual Report of the Company containing its audited financial statements for 1993 was mailed to stockholders on March 16, 1994.

     The Proxy Statement and form of Proxy were first sent to stockholders on or about March 28, 1994.

                             VOTING SECURITIES

     The Board of Directors has fixed the close of business on February 23, 1994 as the record date for determination of stockholders entitled to notice of and to vote at the meeting. On February 23, 1994 the Company had issued and outstanding 11,636,428 shares of Common Stock, each share being entitled to one vote. In accordance with applicable provisions of the Company's Articles of Incorporation and Vermont law, the Preferred Stockholders are entitled to receive Notice of the Meeting due to the proposals to amend the Articles of Incorporation, but are not entitled to vote on those proposals or any other matter to be considered at the meeting.

     The following is a tabulation of equity securities of the Company beneficially owned by all present Directors and Executive Officers of the Company as a group (19 persons) as of January 31, 1994. Individual shareholdings of each nominee and incumbent Director are shown in the table under "Election of Directors" below. No Director, nominee for Director or Executive Officer owns any shares of the various classes of the Company's outstanding non-voting preferred stock.

  Title of Class     Amount Beneficially Owned         Percent of Class
  Common Stock,
  $6 Par Value          187,908 shares (1)                    1.6%

(1) Includes 124,625 shares that the directors and executive officers have a right to acquire pursuant to options granted under Stock Option plans.

    The Company knows of no person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) which owns beneficially more than 5% of any class of the Company's outstanding equity securities.

                                ARTICLE 1.

                        THE "FAIR PRICE" AMENDMENT

Summary

     In order to help ensure that all of the Company's stockholders are treated fairly in the event of certain acquisitions of control of the Company, the Board of Directors is proposing that a Fair Price Admendment be adopted to the Company's Articles of Incorporation. The amendment is substantially the same as the Fair Price provision contained in the Company's By-Laws, except for modification of the supermajority voting percentage. Recent changes in Vermont corporate law governing supermajority voting requirements have necessitated the adoption of the Fair Price provision as part of the Company's Articles of Incorporation rather than as a By-law. If it is adopted, the amendment will supersede the Fair Price provision in the By-Laws.

Introduction

     Under recent amendments to Vermont's corporate statutes, provisions requiring a higher percentage stockholder vote than would ordinarily be required by applicable law must generally be authorized in a corporation's
Articles of Incorporation in order to become effective.   In 1988 the
stockholders adopted a so-called "Fair Price" provision (referred to in this discussion as the "1988 Provision"), which included a higher-than-majority vote requirement for approval of certain "Business Combinations" involving an "Interested Stockholder" (as defined below). However, the 1988 Provision was adopted in accordance with the corporate law then in effect as a By-Law amendment, rather than as an amendment to the Articles of Incorporation. Accordingly, in order to conform to the current requirements of Vermont law, the Board of Directors is recommending that the stockholders adopt a Fair Price amendment to the Company's Articles of Incorporation (referred to in this discussion as the "Fair Price Amendment" or the "Amendment") which would supersede the 1988 Provision in the Company's By-Laws. Except for the voting requirement, the Fair Price Amendment is essentially the same as the 1988 Provision, and like that provision is designed to provide reasonable assurances that any attempt to acquire the Company will be made on terms that are fair to all stockholders. The Amendment does this by requiring certain business combinations involving a holder of more than 10% of the Company's outstanding Voting Stock be approved by at least the specified supermajority stockholder vote unless the transaction satisfies certain minimum price, form-of-consideration and procedural requirements or the transaction is approved by a majority of the Directors who are not affiliated with the more than 10% owner.

     The Fair Price Amendment, like the 1988 Provision, is intended to help assure that if the Company is acquired or involved in a takeover transaction, each stockholder will be treated fairly in comparison to every other stockholder. The adoption of the Fair Price Amendment would not, however, preclude the Board of Directors from either opposing or approving a Business Combination, or imposing additional conditions on the approval if permitted by law, regardless of whether the proposal satisfies the minimum-price, form-of-consideration and procedural requirements of the Fair Price Amendment described below. Rather, the Fair Price Amendment is designed to supplement the Board's statutory authority in responding to Business Combination proposals and to help ensure a minimum level of stockholder protection in such transactions. (See "Statutory Authority of the Board to Impose Conditions," below.)

     The only significant difference between the Fair Price Amendment and the 1988 Provision is in the minimum percentage vote required to approve a Business Combination that has not either been approved by a majority of the Disinterested Directors or that does not satisfy the specified procedural and fairness criteria. The 1988 Provision required the affirmative vote of at least 80% of the outstanding Voting Stock and also required that the 80% vote include the affirmative vote of at least two-thirds of the Voting Stock held by stockholders other than the 10% or more stockholder. The Fair Price Amendment would instead require that the Business Combination in those circumstances be approved by the same 80% vote requirement, or if lesser, by the affirmative vote of at least the same percentage of the outstanding Voting Stock as voted in favor of adopting the Fair Price
Amendment at the Annual Meeting.   In addition, the Fair Price Amendment
requires that the vote approving the Business Combination contain the same supermajority percentage of affirmative votes of all shares other than those held by the Interested Stockholder.

     The text of the proposed Amendment is contained in Exhibit I to this Proxy Statement.

Definitions

     Set forth below are definitions of certain terms used in the discussion of the Amendment. These definitions are substantially the same as those contained in the 1988 Provision, except for the addition of the new term "Supermajority Percentage."

     An "Interested Stockholder" is any person (other than the target company or any subsidiary) who (1) is the beneficial owner of more than 10% of the outstanding Voting Stock (as defined below); or (2) is an affiliate of the Company and at any time during the two-year period preceding the date in question owned more than 10% of the Company's outstanding Voting Stock; or (3) is an assignee or other recipient of Voting Stock owned within two years by any Interested Stockholder and transferred to such assignee or other recipient in one or more transactions not involving a public offering within the meaning of the Securities Act of 1933. The term "beneficial owner" includes persons directly or indirectly owning or having the right to acquire or vote the stock. At the present time management is not aware of any person or group of persons who constitute an Interested Stockholder with respect to the Company's Common Stock.

     A "Business Combination" includes the following transactions: (i) merger or consolidation of the Company or any subsidiary with or into an Interested Stockholder, or with or into any other corporation which is, or thereafter would be, an affiliate of the Interested Stockholder;
(ii) the sale or other disposition by the Company or a subsidiary to an Interested Stockholder or any of its affiliates of assets having an aggregate fair market value of $5,000,000 or more; (iii) the issuance or transfer by the Company or a subsidiary to an Interested Stockholder or any of its affiliates of any securities having an aggregate fair market value of $5,000,000 or more in exchange for cash, securities or other property (or a combination thereof); (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Stockholder or any of its affiliates; or (v) any transaction, including a reclassification of securities, recapitalization, share exchange or any other transaction, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the Company or a subsidiary, or of securities convertible into equity securities of the Company or a subsidiary, beneficially owned by any Interested Stockholder or any of its affiliates. This definition of Business Combination is the same as that contained in the 1988 Provision, except for the addition of the reference to share exchanges in clause (v). The new Vermont corporate statute which became effective this year permits a corporation to acquire control of another corporation through a direct exchange of stock, if approved by vote of the stockholders. A share exchange would bind all of the corporation's stockholders (subject to applicable dissenters' rights) and would require all stockholders to exchange their shares for the consideration specified in the share exchange plan.

     "Disinterested Director" is defined as any member of the Company's Board of Directors who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board prior to the time that
the Interested Stockholder became an Interested Stockholder.    The  term
also includes any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

     "Voting Stock" means outstanding shares of the Company's capital stock entitled to vote generally in the election of Directors. This would include the Common Stock and in limited circumstances, the Preferred Stock.

     "Announcement Date" means the date of the first public announcement of the proposed Business Combination.

     "Determination Date" means the date upon which the Interested Stockholder became an Interested Stockholder.

     The "Supermajority Percentage" is defined in the proposed Amendment as the lesser of (1) that percentage of the Voting Stock that is equivalent to the percentage of the outstanding shares of Voting Stock that voted in favor of the Fair Price Amendment, as evidenced by a Certificate of the Secretary of the Company to be filed with the Company's By-Laws, or (2)
eighty  percent  (80%)  of  the outstanding  Voting  Stock.    As  stated
above,  80%  is  the  Supermajority Percentage contained in the 1988
Provision.   The operation  of  the  Supermajority Percentage  formula  and voting requirements of the Fair Price Provision is illustrated in the following examples: If the Fair Price Amendment is approved at the Annual Meeting by the affirmative vote of 60% of the Company's outstanding shares of Voting Stock, a subsequent Business Combination involving an Interested Stockholder must be approved by the affirmative vote of no less than 60% of the Company's Voting Stock and the shares voting in favor of the transaction must include no less than 60% of the affirmative vote of all of the Voting Stock held by Stockholders other than the Interested
Stockholder.   If the Amendment is approved by the affirmative vote of 85%
of the outstanding shares, the applicable Supermajority Percentage would be 80%, the maximum percentage specified in the Supermajority Percentage definition.

Reasons for the Fair Price Amendment

     As stated above, while the 1988 Provision was adopted under prior law as an amendment to the Company's By-Laws, recent changes in Vermont's corporate law now generally require that supermajority provisions be authorized in a corporation's Articles of Incorporation. Vermont law now also requires that an amendment to a corporation's Articles of Incorporation containing a supermajority vote requirement must be approved by an affirmative vote at least as high as the supermajority percentage contained in the amendment. The Supermajority Percentage formula in the Fair Price Amendment assures compliance with that legal requirement as the percentage vote required under the Fair Price Amendment will be the same as the percentage vote adopting the Amendment (assuming it is approved), up to a maximum of 80%.

     The Directors continue to believe that a fair price provision is in the best interests of the Company and its stockholders. During the past
decade or so there have been a number of  surprise takeovers   of
publicly-owned   corporations   through   sudden acquisitions  of  control
by means of tender offers or other purchases of a substantial number of outstanding shares. Frequently such tender offers and other share purchases have been followed by Business Combinations in which the purchaser has paid a lower price for the remaining outstanding shares than it paid in acquiring its original interest in the company or has paid in a less desirable form-of-consideration. Federal securities laws may govern the disclosure required in order to solicit the vote of the stockholders to approve such a Business Combination, but do not assure the substantive
fairness of the transaction.   In other instances, no stockholder vote may
be required.

     Under Vermont law, stockholders have the right to dissent in connection with a proposed merger, consolidation or share exchange, certain prejudicial amendments to the Company's Articles of Incorporation, a corporate dissolution, or a sale or exchange of all or substantially all of the assets of a company other than in the usual and regular course of its business. In the case of other transactions, such as the dilutive issuance of Company securities to an Interested Stockholder, or the transfer of a significant amount (but less than "substantially all") of the Company's assets the statutory right of dissent may not be available at all.

     Moreover, although a dissenting shareholder is entitled to receive the "fair value" of his or her shares upon compliance with the statutory requirements for demanding payment, the determination of such value is made in the first instance by the corporation, with litigation likely resulting if the parties cannot agree. If the issue is litigated, a court will consider relevant factors, including concepts and methods customary in
determining the "fair value" of a dissenting stockholder's shares.   There
can be no assurance, however, that a court would take into account certain underlying and long-term values that a company's board of directors is in a better position to evaluate. In addition, exercising the statutory right of dissent may involve delay and expense.

     The Fair Price Amendment is intended to mitigate these shortcomings by requiring that in order to complete a Business Combination that is not approved by a majority of the Disinterested Directors, an Interested Stockholder must assure itself of obtaining the affirmative vote of at least the Supermajority Percentage of the outstanding Voting Stock of the Company prior to the implementation of the Business Combination, or be prepared to meet specified minimum-price, form-of-consideration and procedural requirements. Like the 1988 Provision, the Fair Price Amendment is also designed to protect stockholders who have not tendered or otherwise sold their shares to a purchaser who is attempting to acquire control of the Company by ensuring that at least the same price and form-of-consideration is paid to such stockholder in a Business Combination as was paid to stockholders in the initial step of the acquisition. In the absence of the Fair Price Amendment, a purchaser who acquired control of the Company could subsequently, by virtue of such control, force other stockholders to sell or exchange their shares at a price less than the amount such purchaser paid to acquire its controlling interest or for some
form-of-consideration less desirable than cash.   The Fair Price Amendment
will also protect stockholders who may not wish to participate in a tender offer, but who might otherwise feel compelled to do so out of fear of the consequences of becoming a minority holder in a company controlled by another person or entity. In many situations, the minimum-price and procedural requirements of the Fair Price Amendment could require that an Interested Stockholder pay stockholders a higher price for their shares and/or structure the transaction differently than would be the
case without the Fair Price Amendment.   Accordingly, the Board of
Directors believes that, to the extent a Business Combination is involved as part of a plan to acquire control of the Company, adoption of the Fair Price Amendment would increase the likelihood that a purchaser would negotiate directly with the Board of Directors for the benefit of all stockholders.

     The Board of Directors has no knowledge of any present effort to gain
control of the Company.   However,  in view of the current environment of
increasing stock accumulations and proxy contests facing public companies, including electric utilities, the Board of Directors believes that it is prudent and in the interests of stockholders generally to continue to provide the greater assurance of fairness in such situations by
adopting  the  Fair  Price Amendment.   The adoption of the Fair Price
Amendment may deter certain mergers, tender offers or takeover attempts that some or a majority of stockholders may deem to be in their best interests. Nevertheless, the Board of Directors believes that the advantages of adopting the Fair Price Amendment outweigh any disadvantages that may result from discouraging potential acquirors from making an effort to obtain control of the Company.

     The Board of Directors of the Company does not presently anticipate that any additional anti-takeover measures for the Company will be presented for adoption in the future.

Price and Procedural Requirements of Fair Price Provision

     Under the new Vermont corporate law which became effective this year, a merger or consolidation, a share exchange, a sale of all or substantially all of the assets of a company, or the adoption of a plan of dissolution ordinarily requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the matter. In accordance with Article 22 of the Company's Articles of Incorporation, reclassifications of securities and recapitalizations involving amendments to the Articles of Incorporation would require the affirmative vote of at least a majority of the Company's outstanding Voting Stock. Certain other transactions, such as a dilutive issuance of securities or the transfer of a substantial portion (but less than "substantially all") of a company's assets, would not require stockholder approval.

     Under prior Vermont law, extraordinary corporate transactions generally required the affirmative vote of at least two-thirds of the outstanding voting stock. By lowering the statutory vote requirement, Vermont's new corporate law, has reduced the level of protection generally afforded to corporations in the event of certain unwanted and unsolicitated takeover attempts. The Fair Price Amendment would restore some of that protection as it would require that certain transactions involving Interested Stockholders must be approved by the affirmative vote of more than a majority of the votes entitled to be cast and would require such a vote whether or not a vote would otherwise be required under Vermont law
for such a transaction.   In general, these Business Combination
transactions would have to be approved by the holders of shares representing at least the applicable Supermajority Percentage of the outstanding Voting Stock. In addition, the Fair Price Amendment would require that the approval vote must include the affirmative vote of the holders of at least the Supermajority Percentage of the outstanding Voting Stock held by stockholders other than an Interested Stockholder.

     The special voting requirements of the Fair Price Provision would not apply to a proposed Business Combination if either the transaction is approved by a majority of the Disinterested Directors or each of the following four specified conditions is satisfied.


1.  Minimum Price.

    The first condition relates to the amount of consideration to be paid to the stockholders. The aggregate cash consideration and the fair market value of the non-cash consideration to be received by the stockholders must be at least equal to the greater of (i) the highest per share price paid by the Interested Stockholder to acquire any shares of Voting Stock at any time during the two-year period preceding the Announcement Date; or (ii) the highest per share price paid by the Interested Stockholder in the transaction in which it became an Interested Stockholder; or (iii) the higher of the fair market value of the Voting Stock on the Announcement Date or the Determination Date; or (iv) an amount which bears the same or greater percentage relationship to the fair market value of the Voting Stock on the Announcement Date as the higher of the price determined in clauses (i) and (ii) bears to the fair market value of the Voting Stock on the first date that the Interested Stockholder acquired any shares of Voting Stock.

    The operation of the minimum price provision may be illustrated by the
following example:   If an Interested Stockholder  acquired  its  Voting
Stock interest by cash purchase in the open market and the highest price paid by the Interested Stockholder during the previous two-year period was $24 per share, and assuming that the fair market values per share of the Voting Stock on the date of the Interested Stockholder's first purchase, on the Determination Date and on the Announcement Date were $22, $23 and $25, respectively, the amount required to be paid to the stockholders in a Business Combination would be the amount per share in cash equal to the highest of (i) $24 (the highest price paid), (ii) $25 (fair market value on the Announcement Date) and (iii) $27.27 (being the same percentage of $25 as $24 is of $22). Accordingly, to comply with the minimum price criteria, the Interested Stockholder would be required to pay at least $27.27 per share to the Company's stockholders in the Business Combination.

2.  Form of Consideration.

         The second condition is that the same form-of-consideration must be paid, or the same choices among varying forms of consideration be offered, to each stockholder in the Business Combination as was previously paid by the Interested Stockholder in acquiring shares of the Company's Voting Stock.


3.  Restrictions Relating to Matters Precedinq the Business Combination.

    The third condition that must be met by the Interested Stockholder is that between the time the Interested Stockholder becomes an Interested Stockholder and the time the Business Combination is consummated (i) the Interested Stockholder may not acquire additional shares of Voting Stock (except pursuant to certain specified transactions such as pro rata stock dividends or stock splits); (ii) the Interested Stockholder may not receive any special monetary benefits, including tax benefits, from the Company or any of its subsidiaries, in connection with or in anticipation of the Business Combination (other than proportionately as a stockholder); (iii) the Interested Stockholder may not cause any material change in the Company's business or capital structure; (iv) the annual rate of dividends on the Voting Stock may not be reduced, unless the reduction is approved by a majority of the Disinterested Directors; and (v) the annual rate of dividends must be increased if the number of
outstanding  shares   has   been   decreased   due   to   a
reclassification, recapitalization, reorganization, self tender offer or other similar transaction.

4.  Proxy Solicitation.

    The fourth condition that must be met by the Interested Stockholder is that such Stockholder must send to stockholders a proxy or information statement describing the proposed Business Combination which complies with
the requirements of the Securities Exchange Act of 1934.   The document
must include (i) any recommendation that the Disinterested Directors choose to make as to the advisability (or inadvisability) of the Business Combination; and (ii) the opinion of a reputable investment banking firm (to be engaged by the Company on behalf of its stockholders) as to the fairness (or not) of the proposed Business Combination from the point of view of the remaining stockholders.

     If each of these four conditions (which are the same as those contained in the 1988 Provision) is met by an Interested
Stockholder, or if the transaction has been approved by a majority of the Disinterested Directors, the minimum vote requirements of the Fair Price Provision would not apply and the Business Combination would ordinarily require only such affirmative vote as is otherwise required or permitted by law or the Company's Articles of Incorporation or any agreement with any national securities exchange.

     Nevertheless, as discussed below, the Directors under Vermont law retain the inherent authority to impose conditions (including a supermajority vote requirement) on the stockholder approval of certain extraordinary transactions, whether or not they involve a Business Combination, and whether or not the four conditions specified above have been met.


Statutory Authority of the Board to Impose Conditions
     Under Vermont's new corporate law, when a Board of Directors submits a proposal for an extraordinary transaction (such as a merger, share exchange or corporate dissolution, or an amendment to the Articles of Incorporation) for vote of the stockholders, it may impose conditions on that approval, including the requirement that the transaction be
approved  by  a  supermajority  vote  of  the stockholders.   While this
statutory authority may provide some measure of protection to stockholders in the event of a proposed Business Combination, the Management believes that it is not alone sufficient to fully protect stockholder interests.
For example, not all Business Combination transactions are subject to a stockholder vote under applicable provisions of Vermont law. As stated above, a sale or other transfer of less than "substantially all" of a corporation's assets does not require a stockholder vote, nor would certain dilutive issuances of Company securities to an Interested Stockholder. In addition, even if a Business Combination were subject to stockholder approval, the Board's statutory authority to impose conditions would not protect the interests of the remaining stockholders if the Interested Stockholder had succeeded in gaining control of the Board, as the Board under those circumstances would be unlikely to impose any such special conditions on the stockholder approval. The Fair Price Amendment would afford protection to stockholder interests in those situations and would provide a "floor" for the vote required to approve all Business Combination transactions that have not either been approved by a majority of the Disinterested Directors or met the four minimum price and procedural requirements described above.

     The Fair Price Amendment is intended to supplement, but not to replace or limit, the statutory powers otherwise available to the Board of Directors to impose conditions on the approval of certain kinds of
extraordinary  transactions  involving  an  Interested Stockholder.   Thus,
if the Fair Price Amendment is adopted, it would still be possible for the Board to impose a percentage vote requirement greater (but not less) than the Supermajority Percentage, with respect to a merger or share exchange or other transaction involving an Interested Stockholder that required a stockholder vote under Vermont law, regardless of whether the four conditions specified in the Fair Price Amendment have been met and regardless of whether a majority of the Disinterested Directors have approved the transaction.

Amendment of Provision

     In accordance with applicable provisions of Vermont law, the Fair Price Amendment could be altered, amended or repealed only upon the affirmative vote of the holders of at least the Supermajority Percentage of the Voting Stock. In addition, if there is an Interested Stockholder on the record date for the meeting at which the alteration, amendment or repeal is voted on, the vote approving such change must include the affirmative vote of at least the Supermajority Percentage of the shares of Voting Stock held by stockholders other than the Interested Stockholder.

Potential Negative Effects

     The Fair Price Amendment would tend to discourage purchasers who seek control of the Company at a relatively inexpensive price, since acquiring the remaining equity interest would not be assured unless (a) a majority of the Disinterested Directors approved the transaction, (b) the minimum-price and procedural requirements were satisfied, or (c) the special
Supermajority Percentage votes were obtained.   The Fair Price Amendment
may also discourage the accumulation of large blocks of the Company's voting stock. Moreover, because tender offers or other acquisitions of a substantial block of a company's voting stock by persons attempting to gain control of the company are usually made at prices above the prevailing market price and may even cause a general increase in the market price (at least temporarily) the Fair Price Amendment, by discouraging such acquisition bids, may deprive stockholders of the opportunity to dispose of their shares at a premium price.

     Another effect of adoption of the Fair Price Amendment would be to give veto power to the holders of less than a majority of the Voting Stock of the Company with respect to a Business Combination that is opposed by the Disinterested Directors, but that a majority of stockholders may
believe to be desirable and beneficial.   In addition,  since only the
Disinterested Directors will have the authority to eliminate the Supermajority Percentage vote required for Business Combinations, the Fair Price Amendment may tend to hinder removal of current management in the event of a takeover bid involving an Interested Stockholder. Nevertheless, it is the judgment of the Board of Directors that the benefits of the Fair Price Amendment greatly outweigh these potential disadvantages.

Vote Required

     In accordance with the Company's Articles of Incorporation, adoption of the Fair Price Amendment will require the affirmative vote of at least a
majority of the outstanding shares of the Company's Common Stock.   In
addition, because the Company is a regulated public utility the Amendment may not become effective without the approval of the Vermont Public Service Board and the issuance by the Board of a Certificate of Public Good.

The Directors recommend a vote FOR Article 1.



                                 ARTICLE 2

                   LIMITATION OF LIABILITY OF DIRECTORS

Summary

    The Board of Directors has proposed an amendment to the Company's Articles of Incorporation which, if adopted, will limit the personal liability of Directors to the Company for money damages for certain breaches of their duties as Directors. However, it will not eliminate personal liability for any financial benefit received by the Directors, for a reckless or intentional infliction of harm, for an intentional or reckless criminal act or for unlawful distributions. This Limitation of Director Liability provision is expressly sanctioned in Vermont's new corporate statute. Management believes that adoption of the amendment will assist the Company in continuing to attract and retain individuals of high caliber to serve on the Company's Board of Directors.

     The text of the proposed Amendment is contained in Exhibit II to this Proxy Statement.

Background

    In recent years, litigation seeking to impose liability on, or involving as witnesses, directors of publicly held corporations has become increasingly common. Such proceedings are typically extremely expensive whatever their eventual outcome. In view of the costs and uncertainties of litigation in general, it is often prudent to settle proceedings in which
claims against a director or  officer  are made.    Settlement  amounts,
even if immaterial to the corporation involved and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual defendants. Even in proceedings in which a director is not named as a defendant, such individual may incur substantial expenses or attorney's fees if he or she is called as a witness or becomes involved in the litigation in any other way.

    As a result, an individual may conclude that potential exposure to the costs and risks of litigation in which he or she may become involved may exceed any benefit from serving as a director of a public corporation. This problem has made it difficult for corporations to continue to attract and retain capable individuals to serve as their directors.

    Although as discussed under Article 3 - Indemnification of Directors, Officers and Employees, the Company provides indemnification to its Directors and others in some circumstances, the Company is prohibited by law from indemnifying an individual in any action by or in right of the Company if he or she is adjudged liable to the Company.

    Compounding the problem has been the increasing difficulty and expense of obtaining directors' and officers' liability insurance ("D&O insurance"), which protects directors and officers from personal losses resulting from litigation involving them by reason of their service as directors and officers. Coverage under D&O insurance is no longer routinely offered by competing insurers at a reasonable cost and is frequently subject to severely restrictive terms.

Limitation of Director Liability

    Vermont's new corporate law attempts to respond to the foregoing concerns, in part, by permitting a corporation, upon receipt of stockholder approval, to add a provision to its Articles of Incorporation limiting the personal liability of its directors (but not its officers) to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty. The new statute does not, however, permit the elimination or limitation of liability of a director for (1) the amount of a financial benefit received by a Director to which the Director is not entitled; (2) an intentional or reckless infliction of harm on the Company or the stockholders; (3) a corporate distribution which violates Section 8.33 of Title llA of the Vermont Statutes Annotated; or (4) an intentional or reckless criminal act.

    Although the Company has thus far been successful in attracting individuals of high caliver to serve as Directors, the Board of Directors believes that, in order to ensure the continued services of its Directors and to attract other qualified and experienced individuals in the future, the Company must provide the maximum possible protection available by law to such persons. To that end, the Board proposes that the stockholders adopt a new Section 24 as an amendment to the Company's Articles of Incorporation, which is intended to give Directors of the Company the full protection from liability now available under Vermont law.

    The proposed Amendment would eliminate liability of Directors to the Company and its stockholders for money damages for certain breaches of the Directors' duties under Section 8.30 of Title llA of Vermont Statutes Annotated. That section requires Directors to discharge their duties in good faith and with the care an ordinarily prudent person in the same position would exercise. Thus, stockholders are being asked to give up their right to bring a cause of action against Directors for monetary damages for breach of their fiduciary duties even if such Directors fail to exercise ordinary care in their actions. As stated above, however, the proposed amendment does not eliminate or limit personal liability for (1) the receipt of a financial benefit by a Director to which the Director is not entitled; (2) an intentional or reckless infliction of harm on the Company or the stockholders; (3) a corporate distribution which violates
Section 8.33 of Title llA of the Vermont Statutes Annotated; or (4) an intentional or reckless criminal act. In addition, nothing in the proposed amendment will affect the right of the Company or its stockholders to pursue equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of duty by a Director (although such equitable remedies may not always be available) or a Director's liability
under the federal  securities  laws.   The  limitation of liability
provided by the proposed amendment will not affect Director liability to third parties.

     The proposed amendment may reduce the likelihood of derivative litigation against Directors and may discourage or deter stockholders or management from bringing a lawsuit against Directors for breach of their duty, even though such an action, if successful, might otherwise have benefitted the Company. Thus, the present Directors have a personal interest in the adoption of the proposed amendment in that they will receive the benefits of the added protection such an amendment
provides.    The  proposed amendment is prospective only and, therefore, it will have no effect on the legal consequences or status of any actions taken by the Directors prior to the time the amendment (if approved)
becomes effective.   The Company is not aware of any currently pending or
threatened litigation or any recent past litigation which might have been materially affected had this amendment been in effect at the time of such litigation.

    Since the new Vermont corporate statute permitting limitation of Director liability was only recently enacted, there has been no judicial guidance in Vermont as to the scope of the limitation on liability afforded by the proposed amendment or its application in particular circumstances.

    Any amendment or repeal of the liability-limiting amendment which has the effect of increasing director liability will operate prospectively only, and will not affect any action taken or failure to act prior to such amendment or repeal.

Vote Required

     In accordance with the Company's Articles of Incorporation, the Limitation of Director Liability Amendment will require the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock. As stated above in connection with Article 1 - Fair Price Amendment, amendments to the Company's Articles of Incorporation require the approval of the Vermont Public Service Board and the issuance by the Board of a Certificate of General Good before they may become effective.

The Directors recommend a vote FOR Article 2.

                             ARTICLE 3

                  AMENDMENT TO INDEMNIFICATION PROVISIONS


Summary

    The indemnification provisions now contained in the Company's By-Laws
were adopted by the stockholders in 1988.   At that time applicable Vermont
law did not address in detail the subject of indemnification of corporate officers, directors and employees. Effective January 1, 1994, the Vermont statute governing the internal affairs of Vermont corporations was entirely rewritten. Among other things, the new law creates specific standards and procedural requirements governing indemnification of directors, officers, employees and agents. While the existing By-Law provisions generally comply with the applicable requirements of the new law, they do differ in
some respects.   The purpose of the proposed amendment is to eliminate any
inconsistencies between the Company's By-Law provisions and the requirements of the new law.

     The existing indemnification provisions and the provisions as they are proposed to be amended are set forth at Exhibit III, Parts A and B, respectively, and the principal substantive differences between the two are explained below.

Proceedings Covered

     Section 1 of the existing By-Laws excepts from the kinds of proceedings for which indemnification may be available any action by or in the right of the Company. That language has been deleted in the proposed amended By-Laws, as limited indemnification for such actions is permitted under the new corporate statute, assuming applicable standards of conduct have been met. Under the new statute, a director or officer or employee or agent may be indemnified in such a proceeding for his or her reasonable costs, including reasonable attorney's fees, incurred in connection with the proceeding, but not for other liabilities such as damages, fines, penalties and judgments. However, such indemnification would not be permitted in any proceeding by or in right of the corporation in which the director was adjudged liable to the corporation, unless such indemnification were ordered by a court in light of all of the relevant facts and circumstances.

     While indemnification for damages and other liabilities to the Corporation and its stockholders is not permitted under Vermont law, such liability may be limited or eliminated for Directors, in certain circumstances, by amendment to the Articles of Incorporation. The adoption of the proposed amendment described in Article 2 above would have that effect.

     Section l of the proposed amended By-Laws contains language making it clear that indemnification may be available with respect to informal as well as formal proceedings. That change is consistent with the broad definition of "proceeding" contained in the new Act.

Standard of Conduct

     Under the existing By-Laws, indemnification is proper only if the individual to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the
Company.   While the new statute and proposed amended By-Laws also require that the individual have acted in good faith, they distinguish between actions taken in the individual's official capacity and those that are not. In the case of conduct taken in the individual's official capacity, he or she must have reasonably believed his or her conduct was in the Company's best interests. In all other cases, the individual must have reasonably believed that his or her conduct was at least not opposed to the Company's best interests.

     In the case of any criminal action or proceeding, the existing By-Laws provide that the individual must have had no reasonable cause to believe his or her conduct was unlawful. The new statute and the proposed amendments retain that requirement but also require that the individual have not been finally found to have been engaged in a reckless or intentional unlawful act.

Procedural Requirements

     The procedures in the existing By-Laws for determining whether indemnification is appropriate in any particular circumstances differ in some respects from the procedures required under the new law, which are reflected in the proposed amendment. The existing provisions would permit that determination to be made in one of three ways: (1) by a majority vote of a quorum of Disinterested Directors; or (2) whether or not such a quorum is obtainable, by a majority of the Disinterested Directors pursuant to a written opinion of independent legal counsel to the effect that the individual to be indemnified has met the applicable legal standard of conduct; or (3) by the vote of a majority of the outstanding stock entitled to vote in the election of directors, voting as a single class and exclusive of stock owned by any interested director or officer. Consistent with the requirements of the new statute, the proposed amendments retain the first procedure, modify the second and third and add a fourth.

     In lieu of the second procedure referred to above, the new law and the proposed amendments provide that the determination on the permissibility of indemnification may be made by a majority vote of a committee consisting of two or more Disinterested Directors designated by the Board of Directors, but only if a quorum of Disinterested Directors cannot be obtained. Interested directors may participate in the designation of the committee. The proposed amendments retain the concept of shareholder approval in the third procedure referred to above but reflect the lower standard for approval contained in the new Vermont law, that is, a majority of the total number of shares voted for and against provided a quorum is present. Under both the existing and proposed provisions shares owned by the individual to be indemnified may not be voted on the determination, although the proposed amendments also prohibit the voting of shares under the control of the individual. As contemplated in the statute, a fourth procedure has been added which permits the decision on the permissibility of indemnification to be made by the written opinion of special legal counsel selected by the Board of Directors or the committee as contemplated in the first two clauses. If a quorum is not obtainable or a committee cannot be designated, the special legal counsel may be selected by a majority vote of the full Board of Directors. Interested directors may participate in that vote.

     In accordance with the new law the proposed amended By-Law provides that, even if the issue of the permissibility of indemnification is determined by special legal counsel, that individual may not make the actual decision to authorize indemnification nor may the special legal counsel make the determination as to the reasonableness of expenses. Rather, those determinations must be made by those entitled to select the special legal counsel.

Mandatory Indemnification

     Section 2 of the By-Laws, governing mandatory indemnification, has been revised to make it clear that the indemnified individual must be "wholly" successful on the merits or otherwise in defense of the claim or action. That standard conforms with the standard contained in the new law.

Reliance on Information

     Section 3, governing the right of certain directors, officers and employees to rely on information, is proposed to be amended to incorporate the standards contained in the new law. Under the new law and the proposed amendments, directors, officers and employees are permitted to rely on information, opinions, reports and statements prepared or presented by employees of the Company whom the individual to be indemnified reasonably believes to be reliable and competent in the matters presented, or legal counsel, public accountants or other outside experts as to matters the individual reasonably believes are within the person's professional or expert competence, or a committee of the board of which the individual to be indemnified is not a member if the individual believes the committee
merits confidence.   Although the existing Section 3 permits similar
reliance on information, the standard for such reliance was less precise than the statutory language, which is reflected in the proposed amendments.



Advance Payment of Expenses

     The new statute imposes certain procedural requirements on the decision to make advance payment of expenses with respect to any matter as
to which indemnification may be sought.   Under the existing By-Laws a
person who may be entitled to indemnification is entitled to advance payment of expenses upon request, provided he or she has executed an undertaking to repay the amounts advanced if the individual is ultimately determined not to be entitled to indemnification. The existing By-Law provision does not grant the Board of Directors discretion to deny the request.

     Under the new law and the proposed Amendments to Section 4, advance payment of expenses is permissible, but it may be made only upon compliance with all of the following conditions: (1) the individual to be indemnified must furnish to the Company a written affirmation as to his or her good faith belief that he or she has met the applicable standard of conduct; (2) the individual must furnish to the Company a written undertaking to repay the advances if he or she is ultimately determined to have violated the applicable standards of conduct; and (3) a determination has been made based on the facts then known and in accordance with the procedures described above under the caption "Procedural Requirements", that indemnification would be permissible.

Service in Other Organizations

     A change is proposed to be made to Section 7 governing indemnification of individuals serving in another organization at the Company's request. As permitted under the new law, revised Section 7 would add to the list of such other organizations employee benefit plans sponsored by the Company.

Survival of Rights

     Finally, a change has been made in Section 8 regarding the survival of indemnification rights. The change excepts from that provision any modifications required by applicable law.

Indemnity Agreements

     Pursuant to the existing By-Laws, the Company has entered into indemnity agreements with its directors and certain officers. The Company expects that it will enter into amended agreements with those individuals, which will reflect the changes in the applicable legal standards governing indemnification by Vermont corporations.

     Management is not presently aware of any pending or threatened litigation or other proceedings that might give rise to a right of indemnification under the By-Law provisions or Indemnity Agreements.

Vote Required

     Adoption of the amendments to the Indemnification By-Law will require the affirmative vote of at least a majority of all of the votes cast "for" and "against" the proposal.

The Directors recommend a vote FOR Article 3.

                                        ARTICLE 4.
                                  ELECTION OF DIRECTORS

     The Company's Articles of Incorporation and By-Laws provide for the division of the Board of Directors into three classes having staggered terms of office. In accordance with the Company's By-Laws, the Board of Directors has fixed at ten (10) the number of Directors for the ensuing year. The Directors whose terms will expire at the 1994 Annual Meeting of Stockholders are Frederic H. Bertrand, Mary Alice McKenzie and Robert D. Stout. Each of these Directors will stand for re-election to a three-year term expiring in 1997. Proxies will be voted (unless otherwise instructed) in favor of the election of the three nominees as indicated in the table below.

     The following table sets forth certain information regarding the three nominees for Director, as well as all Directors presently serving on the Board whose terms will expire after the 1994 Annual Meeting. Each of the individuals listed in the table has been employed by the firm or has had the occupation set forth under his or her name for the past five years. In general, the business experience of each of these persons during this time was typical of a person engaged in the principal occupation listed for each.
                                             Served as     Shares of
Names and Principal Occupation                Director    Common Stock
of Nominees and Directors                Age    Since     Beneficially
                                                            Owned(1)

Nominees whose terms will expire in 1997:

FREDERIC H. BERTRAND                    57      1984       8,068   (2)(3)
  Chairman of the Board and
  Chief Executive Officer,
  National Life Insurance Co.
  Montpelier, Vermont

MARY ALICE MCKENZIE                     36      1992       4,075   (4)
  President,
  John McKenzie Packing Co., Inc.
  Burlington, Vermont
(Manufacturer of Meat Products)

ROBERT D. STOUT                         67      1985       8,781   (5)
  Retired President and
  Chief Executive Officer,
  Putnam Memorial Health Corporation
  Bennington, Vermont

Directors whose terms will expire in 1996:

ROBERT P. BLISS, JR.                    70      1973       8,323   (6)(5)
  President,
  Bob Bliss, Ltd.
  St. Albans, Vermont
  (Insurance Industry Consultants)

ELIZABETH COLEMAN                       56      1990       7,232    (7)
  President,
  Bennington College
  Bennington, Vermont

PRESTON LEETE SMITH                     63      1977       4,549    (4)
  President and Chief Executive Officer,
  S-K-I Ltd.
  c/o Killington Ltd.
  Killington, Vermont
  (Ski Business)

THOMAS C. WEBB                          59      1986      22,609    (8)
  President and Chief Executive Officer,
  Central Vermont Public Service Corporation
  Rutland, Vermont

Directors whose terms will expire in 1995:

LUTHER F. HACKETT                         60      1979       6,062   (9)(7)
  President,
  Hackett, Valine & MacDonald, Inc.
  Burlington, Vermont
  (Insurance Agents)


F. RAY KEYSER, JR.                        66      1980      11,847  (10)(2)
  Chairman of the Board of
  Central Vermont Public
   Service Corporation,
  Of Counsel, Keyser,
  Crowley, Meub, Layden,
  Kulig & Sullivan, P.C.
  Rutland, Vermont
  (Lawyers)

GORDON P. MILLS                           57      1980       27,356   (5)
  Chairman,
  EHV-Weidmann Industries, Inc.
  St. Johnsbury, Vermont
  (Manufacturer of Electric
  Transformer Insulation)

(1) Shareholdings are as of January 31, 1994. Except as otherwise indicated in the footnotes to the table, each of the named individuals possesses sole voting and investment power over the shares listed. No Director or nominee for Director owns beneficially in excess of 1% of CVPS' outstanding Common Stock.

(2) Includes 6,750 shares that the named individual has a right to acquire pursuant to options granted under the 1988 and 1993 Stock Option Plans for Non-Employee Directors.

(3)   Includes 1,318 shares held jointly with his wife.

(4) Includes 3,750 shares that the named individual has a right to acquire pursuant to options granted under the 1988 and 1993 Stock Option Plans for Non-Employee Directors.

(5) Includes 5,250 shares that the named individual has a right to acquire pursuant to options granted under the 1988 and 1993 Stock Option Plans for Non-Employee Directors.

(6)   Includes 150 shares held jointly with his wife.

(7) Includes 2,250 shares that the named individual has a right to acquire pursuant to options granted under the 1993 Stock Option Plan for Non-Employee Directors.

(8) Includes 14,000 shares that the named individual has a right to acquire pursuant to options granted under the 1988 Stock Option Plan for Key Employees and 4,104 shares held under the Company's Employees' Stock Investment and Employees' Stock Ownership Plans.

(9)   Includes 1,500 shares owned by corporations controlled by Mr.
Hackett.

(10) Includes 1,347 shares held jointly with his wife and 3,750 shares held in a Keough Trust.

     Certain of the nominees and incumbent directors serve as officers and/or directors of subsidiaries and other companies in which the Company has substantial investments and of companies registered or filing reports under the Securities Exchange Act of 1934, or investment companies registered under the Investment Company Act of 1940, as follows:

     Connecticut Valley Electric Company Inc., Mr. Webb (Director, President and Chief Executive Officer), Mr. Mills (Director).

     CV Energy Resources, Inc., Mr. Webb (Director, President), Messrs. Hackett, Keyser, Mills and Smith (Directors).

     Catamount Energy Corporation, Mr. Webb (Director, President), Messrs. Hackett, Keyser, Mills and Smith (Directors).

     Vermont Electric Power Company, Inc., ("VELCO") Mr. Hackett (Director and Chairman), Messrs. Bliss, Keyser, Smith and Webb (Directors).

     Vermont Electric Transmission Company, Inc., Messrs. Hackett and Webb (Directors).

     Vermont Yankee Nuclear Power Corporation, ("Vermont Yankee") Mr. Webb (Director, Chairman) and Mr. Keyser (Director).

     Mr. Webb is Director and President of CV Realty, Inc., Catamount Rumford Corporation, Equinox Vermont Corporation, Appomattox Vermont Corporation, Catamount Williams Lake, Ltd., CVPSC-Bradford Hydroelectric Company, Inc. and CVPSC-East Barnet Hydroelectric Company, Inc.. Mr. Webb is also a Director of SmartEnergy Services, Inc., S-K-I Ltd. and Arrow Financial Corporation.

     Mr. Bertrand is also a Director of The Chittenden Corporation.

     Mr. Hackett is also a Director of New England Telephone Company and Chairman and Director of Banknorth Group, Inc.
     Ms. McKenzie is also a Director of Eastern Bancorp.

     Mr. Keyser is also a Director/Trustee of Keystone Group, Inc. and
S-K-I Ltd.

     Mr. Smith is also a Director of S-K-I Ltd. and Arrow Financial
Corporation.

Vote Required

     The election of a director requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election.


The Directors recommend a vote FOR Article 4.

                                       MEETINGS OF THE BOARD

     During 1993, the Directors held 12 regular meetings of the Board. No special meeting was held. Each Director attended at least 75% of the aggregate of all meetings of Directors and committees of which he or she was a member except for Frederic H. Bertrand and Mary Alice McKenzie who attended 69% and 71%, respectively, of the meetings.

                                       COMMITTEES OF THE BOARD

     The Company has standing executive, audit, compensation and nominating committees of its Board of Directors. Members of the committees are appointed annually by the Board of Directors.

     The Executive Committee has substantially all powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors. The present members of the Executive Committee are F. Ray Keyser, Jr., Chairman, Robert P. Bliss, Jr., Luther F. Hackett, Preston Leete Smith and Thomas C. Webb. During 1993, the Executive Committee did not meet.

     The Audit Committee reviews and reports to the Board of Directors on the findings and recommendations of the Company's independent public accountants, the Company's internal audit procedures, examinations by regulatory authorities and matters having material effect on the Company's financial operations. The present members of the Audit Committee are Luther F. Hackett, Chairman, Elizabeth Coleman, Mary Alice McKenzie, Gordon
P. Mills and Robert D. Stout. During 1993, the Audit Committee held four meetings.

     The Compensation Committee consists of non-employee directors and is responsible for reviewing and making recommendations to the Board of Directors concerning the compensation of officers of the Company and certain subsidiaries. The members of the Compensation Committee are also responsible for the administration of the Stock Option Plan for Key Employees. The present members of the Compensation Committee are Preston Leete Smith, Chairman, Frederic H. Bertrand, Elizabeth Coleman, F. Ray Keyser, Jr. and Gordon P. Mills. During 1993, the Compensation Committee held four meetings.

     The Nominating Committee is responsible for recommending candidates for election as Directors of the Company. The Nominating Committee will consider recommendations by the stockholders for nomination as Directors. Recommendations should be forwarded to the Secretary of the Company on or before January 1 preceding the Annual Meeting for which such nomination is sought. The present members of the Nominating Committee are Robert P. Bliss, Jr., Chairman, F. Ray Keyser, Jr., Mary Alice McKenzie, Robert D. Stout and Thomas C. Webb. During 1993, the Nominating Committee held one meeting.


Compensation Committee Interlocks And Insider Participation

     During 1993, the Compensation Committee of the Company consisted of Preston Leete Smith, Frederic H. Bertrand, Elizabeth Coleman, F. Ray Keyser, Jr. and Gordon P. Mills. Thomas C. Webb, President and Chief Executive Officer, served as a member of the Board of Directors of S-K-I Ltd. but not on its Compensation Committee. Preston Leete Smith, President and Chief Executive Officer of S-K-I Ltd., serves as a Director of Central Vermont Public Service Corporation and as Chairman of its Compensation Committee.

                                       DIRECTORS' COMPENSATION

     Directors of CVPS are paid an annual retainer of $9,000 and members of the Executive Committee are paid an additional retainer of $500. The Chairman of the Board receives an additional $30,000 retainer and the Chairman of each committee receives an additional $2,000 retainer. Directors are also paid $650 plus expenses for each Directors' meeting attended and $325 for each committee meeting attended if held on the same day as a meeting of the Board or held by telephone, and a fee of $650 plus expenses for attendance at each other meeting of such Committee. As President and Chief Executive Officer, Mr. Webb receives no Director's retainer or other fees for serving on the Board or any of its committees or for services performed for consolidated subsidiary companies. Mr. Webb receives from VELCO an annual retainer of $4,500 and $550 for each Directors' meeting attended and an annual retainer of $1,000 as Chairman of its Compensation Committee.

     Certain of the Directors have elected to defer receipt of all or a portion of their fees pursuant to the Company's Deferred Compensation Plan for Directors, described below under the caption entitled "Deferred Compensation Plan".

               STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Under the 1993 Stock Option Plan for Non-employee Directors each of the nine non-employee directors received during 1993 stock options with respect to 2,250 shares of Common Stock. Optioned shares are reflected in the individual stockholdings of the Directors set forth on pages 25 and 26. The exercise price of the options issued to Participant Directors in 1993 was $24.375 per share, which represents the Fair Market Value of the Company's Common Stock on the date of grant. Stock options are exercisable during the period beginning six months after the date of grant and ending five years thereafter except in the event the option expires when a limited trading period is in effect, in which case the exercise period shall be extended for 30 days following termination of the limited trading period. All stock options are exercisable at a fixed price equal to the Fair Market Value of the Common Stock on the date the option is granted. For purposes of the Plan, the Fair Market Value of stock is defined as the average high and low trading prices reported on the composite tape on the date specified, or if no sale takes place on such date, the average of the bid and asked prices on such date. The total number of shares that may be issued under the Plan may not exceed 150,000 in the aggregate and such shares may be either authorized but unissued shares or shares previously issued and reacquired by the Company. All shares awarded under the Plan have been adjusted for the 3 for 2 stock split pursuant to anti-dilution provisions contained in the Plan. The Plan is effective for five years, terminating in 1998.

     During 1993, stock options granted under a prior Stock Option Plan, were exercised by Directors Bliss (3,000 shares), Hackett (3,000 shares) and Stout (1,500 shares). The average net realized value (fair market value on date of exercise less the exercise price) was $7.938/share for Mr. Bliss; $5.6459/share for Mr. Hackett; and $4.875/share for Mr. Stout.

                     REPORTS OF BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors to file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. In 1993, Director Mary Alice McKenzie inadvertently failed to file with the Securities and Exchange Commission on a timely basis one required report involving one transaction in Common Stock of the Company which she beneficially owns. Except for the foregoing, the Company believes that during 1993 all filing requirements applicable to its Officers and Directors have been met. In making this statement, the Company has relied on copies of reports that have been filed with the Commission.

     Section 16(a) of the Securities Exchange Act of 1934 also requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership and subsequent reports of changes in ownership with the SEC and the NYSE.

     Based solely on a review of the copies of such forms prepared and filed during 1993 on behalf of our executive officers and directors, and on written representations that no other reports were required the Company believes its directors and executive officers have complied with all
Section 16(a) filing requirements. The Company does not have a ten percent holder.


                                       DIRECTORS' ADVISORY COUNCIL

     The Company has a Directors' Advisory Council composed of retired members of the Company's Board of Directors. Members of the Council are elected yearly by the Board of Directors to render advisory services to the Board of Directors at Directors' meetings or otherwise as the Board may request. Such members have no vote with respect to any matter acted upon by the Board nor is their presence counted for purposes of determining a quorum. Members are paid an annual retainer of $9,000. They receive no meeting fee but are reimbursed for expenses for each meeting attended. The current members of the Advisory Council are: Dr. Frances C. Hutner, President of Frances Hutner Associates, economic consultants, of East Middlebury, Vermont; Messrs. Allen O. Eaton, Esq., Of Counsel to the law firm of Ropes & Gray, Boston, Massachusetts; Holmes H. Whitmore, Retired President of Jones & Lamson, Springfield, Vermont; and Fred W. Yeadon, Jr., Retired Chairman of the Board, President and Chief Executive Officer of Banknorth Group, Inc. and First Vermont Bank and Trust Company, Brattleboro, Vermont. Mr. L. Douglas Meredith, Retired President, Chief Executive Officer and Chairman of the Board of Central Vermont Public Service Corporation was deceased on December 30, 1993.

             REPORT OF THE COMPENSATION COMMITTEE OF
           CENTRAL VERMONT PUBLIC SERVICE CORPORATION


     During 1993 the Compensation Committee reviewed its program of executive compensation and adopted the following as a guiding statement of its philosophy:

     To maintain a total compensation pay package which, by virtue of its design and target levels, enables the Company to recruit the best talent for our jobs, to retain high performing employees by strongly rewarding exceptional performance, and to encourage employees to develop their skills and abilities; and which encourages and supports performance and decisions that strengthen the Company financially and strategically, including service to the customer.

 Base Annual Salary

     It is the policy of the Committee to establish salaries within a range that surrounds the 60th percentile of salaries of similar positions as reported in the annual Executive Compensation Survey conducted by the Edison Electric Institute, adjusted to reflect the size of the Company as determined by revenues. The percentile was set in order to enable the Company to attract and retain highly talented executives who would not otherwise be available to the Company at lower levels of compensation.

     Within this range the salary is determined based on an evaluation of the individual's qualifications, experience and performance. Increases are limited by a merit increase budget pool, which is established annually.
The size of the pool, which is then distributed among officers based on an evaluation of their contribution, is based on published salary management planning surveys, which report the planned merit increase budgets of other
companies.   However, in 1993 because of the generally poor economic
climate in our service territory and in anticipation of further economic changes, none of the top five executive officers received a performance increase despite performance that would have otherwise justified a salary increase. Two of the top five officers were promoted and did receive increases associated with their promotions.

     Although the Chief Executive Officer did not receive a base salary increase in 1993 for the reason noted above, his performance was evaluated by the Committee. A comparison of the five-year cumulative total return shows that under Mr. Webb's leadership, Central Vermont Public Service Corporation outperformed both the S&P 500 and the Edison Electric Institute 100 Electrics in dividend and shareholder value growth for two out of the last three years.
     Although there was a drop in 1993, over the last five years the Company's performance has generally been on par with its peer group and the S&P 500. As shown by the performance graph the Company achieved a five-year return of 86.7% as compared with EEI 100 Electrics return of 102.8% and S&P 500 of 96.8%.

     Among other effective management actions, Mr. Webb's cost control initiatives enabled the Company to refrain from filing for a retail rate
increase in both 1992 and 1993.   The Company's last retail rate increase
took effect in September 1991. Mr. Webb has also initiated a restructuring of the Company designed to reduce costs, improve efficiency and enhance the Company's competitiveness.

         The Company also improved its service to customers, particularly as regards service reliability, with average reliability, as measured by duration and number of outages, improved by 31% since 1990. This measure is sometimes affected by external causes beyond the Company's control, which are individually evaluated by the Committee. In 1993 it also met its allowed rate of return for its Vermont utility business and successfully initiated diversification efforts with net income from diversified activities contributing $1.5 million to the Company's total earnings of $21.3 million. Mr. Webb has also led the Company in its commitment to the economic development of the State as well as the communities it serves.

Management Incentive Compensation Plans

     The Company's officers participate in the core utility Management Incentive Plan. The purpose of the plan is to focus the efforts of the executive team on the achievement of challenging and demanding corporate objectives. When corporate performance reaches or exceeds the specified annual performance objectives, an award is granted. A well-directed incentive plan, in conjunction with competitive salaries, provides a level of compensation which fully rewards the skills and efforts of the executives.

     Participants are designated annually by the Board of Directors. In 1993 twelve officers were eligible to participate.

In 1993 there were five performance targets as follows:

   1. a. An internal operating efficiency standard, which measured actual operating and maintenance expense expressed as a percent of
   kilowatt-hour sales, as compared to budgeted expense levels.   This
   standard represented 16.7% of the possible maximum plan payout.

         b. An energy efficiency standard which measures the Company's success in achieving specified levels of Mwh savings as a result of the Company's various efficiency measures. This is a new measure added for 1993. It represents 5.5% of the maximum plan payout.

         c. A standard, also newly added in 1993, which measures the efficiency with which demand-side management ("DSM") programs are delivered by dividing the cost of demand side management programs, amortized over five years, by the number of Mwh saved as a result of those programs. This standard represents 11.1% of the maximum plan payout.

   2. A return-on-equity ("ROE") shareholder's measure, which measured the actual ROE for 1993 against the maximum allowable return permitted by the Public Service Board. This standard represented one-third of the possible maximum plan payout.

   3. A retail customer satisfaction index, compiled by combining the number and duration of outages in the year for such customers, which measured the results for 1993 against the previous five-year average. This standard represents one-third of the maximum plan payout.

     If the maximum plan payout on all of the standards were to be achieved, the total award would represent 30% of base salary for the Chief Executive Officer, 25% of base salary for the Chief Operating Officer, 20% for Senior Vice Presidents and Vice Presidents, and 15% for Assistant Officers. To obtain the maximum award for the operating/maintenance cost measure, costs must come in 5% under budget; there is no award if costs exceed budget by 5%; and there is an interpolation if costs come in within the range. The award range for the return on equity goal and the efficiency of DSM delivery goal is 87.5% to 100% of target. The award range for the customer satisfaction and Mwh saved goals is 95% to 100% of target.
 The actual payment earned for performance at any point within the award range for each goal is calculated by first determining the percentage of the award range met, and then by multiplying that percentage times the maximum award for the goal.

     In 1993, the achievement level for each of the standards was as follows:

     1. a.  Operating/Maintenance Costs
            per Kwh                        73.60 x 16.7%  = 12.29

        b.  Mwh Saved                      49.77 x  5.5%  =  2.74

        c.  Efficiency of DSM delivery     16.37 x 11.1%  =  1.82

     2.   Return on Equity                 87.37 x 33.33% = 29.12

     3.   Customer Satisfaction Index     100.00 x 33.3%  = 33.30

     Therefore, the Chief Executive Officer received 24% of base salary; the Chief Operating Officer received 18% of base salary; Senior Vice Presidents and Vice Presidents received 16% of base salary; and Assistant Officers received 12% of base salary as incentive compensation from the utility business.

     Catamount Energy Corporation, a wholly-owned subsidiary of the Company, also has an incentive program for officers of Catamount Energy
Corporation approved annually by the Catamount Board.   Officers of Central
Vermont Public Service Corporation who are also officers of Catamount Energy Corporation may be granted a discretionary award by the Board based upon the performance of Catamount Energy Corporation and the Board's subjective evaluation of each officer's individual contribution to that performance. In 1993, the Chief Executive Officer, the Chief Operating Officer, the Controller and Corporate Secretary of Central Vermont Public Service Corporation were granted an award based on Catamount's exceeding its earnings target. Amounts awarded for 1993 performance to the five most highly compensated executive officers are set forth in the Summary Compensation Table (Column d).

Long-Term Incentives

     The Committee uses a long-term stock option plan, approved by the stockholders, intended to attract and retain executives of high calibre, to motivate them to increase shareholder value.

     The options are granted to officers annually by the full Board on recommendation of the Committee. In 1993 twelve officers received options. The number of options is determined by reference to the annual Edison Electric Institute Executive Compensation Survey, with data statistically adjusted to reflect company size. This determination is further validated by calculations made in accordance with the Black-Scholes option pricing model. All awards are provided by means of non-qualified stock options which have an exercise price equal to 100% of the fair market value of the
Common Stock of the Company on the date of grant.   The options will have
value only if the Company's stock price increases. The Committee's policy is that the exercise price of stock options should not be amended after grant, except in the instance of a stock split.

     The plan is effective for ten years terminating in 1997. Any new plan will require stockholder approval.

     Stock options are exercisable in whole or in part from the date of grant for a period of ten years and one day. Options granted under the plan are not transferrable except upon the death of the optionee and during his or her lifetime are exercisable only by him or her. The options terminate immediately upon termination of employment for cause or after a specified period in the case of termination of employment for any other reason.

     It is the policy of the Committee not to compensate officers through
the use of perquisites.   Cars are provided the Chief Executive Officer and
the Chief Operating Officer, and periodic medical examinations for
officers.   There are no other perquisites provided to any officer.

     The Company is eligible for tax deductions for compensation paid to its officers, as each officer's compensation is less than the one million dollar pay cap enacted by Congress as part of the Omnibus Budget
Reconciliation Act effective 1994.

     The Committee retains the services of an independent expert to advise it with respect to the extent to which its pay practices are consistent with prevailing industry standards. With the assistance of its advisor, it aggressively reviews its plans each year to assure that it competitively pays and rewards executives to act in the interests of the ratepayers and the shareholders.


                               Preston Leete Smith, Chairman
                               Frederic H. Bertrand
                               Elizabeth Coleman
                               F. Ray Keyser, Jr.
                               Gordon P. Mills

         EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

     The following table sets forth all cash compensation paid or to be paid by the Company and its subsidiaries, as well as the number of stock option awards earned during the last three fiscal years by the Company's Chief Executive Officer and the Company's four other most highly compensated policy making executive officers ("officer(s)") whose direct cash compensation for services rendered to the Company and its subsidiaries in all capacities exceeded $100,000.

I.  Summary Compensation Table

                                                           Long Term
                                                          Compensation
                                   Annual Compensation       Awards

       (a)                  (b)     (c)       (d)         (g)         (i)

     Name and                                           Options/     All Other
     Principal                     Salary    Bonus        SARS     Compensation
     Position               Year   ($) 1/     ($) 2/     (#) 3/        ($) 4/



A. Thomas C. Webb           1993     248,755    67,183   8,000/0       12,453
   President and CEO        1992     244,694    73,000   6,000/0       17,850
                            1991     236,966    81,409   6,000/0       17,513

B. Robert H. Young, Jr.     1993     141,769    35,995   6,000/0        4,533
   Executive Vice President 1992     130,667    34,073   4,500/0        4,363
   and Chief Operating      1991     121,574    35,868   4,500/0        3,942
   Officer

C. Robert de R. Stein       1993     114,677    16,804   4,500/0        3,988
   Senior Vice President -  1992     105,473    18,728   3,000/0        3,472
   Engineering and          1991      97,881    24,126   3,000/0        3,138
   Energy Resources

D. Donald L. Rushford       1993     103,794    16,463   3,000/0        6,493
   Vice President and       1992     104,001    18,700   3,000/0        4,620
   General Counsel          1991      96,318    23,100   3,000/0        4,240
   (Retired Effective 1/1/94)

E. Thomas J. Hurcomb        1993      98,382    15,606   3,000/0        4,996
   Vice President           1992      98,649    17,766   3,000/0        4,355
   Marketing and            1991      92,863    22,894   3,000/0        3,304
   Public Affairs


1/ - 1993 includes compensation deferred at the election of all executive officers named and directors' retainers and fees earned from VELCO by Mr. Webb.
   -  1992 calendar year includes 53 pay periods.
   - Includes compensation for services performed by Mr. Webb for Vermont Yankee and by Mr. Stein for VELCO for which the Company was reimbursed.
   - 1991 includes salary increases earned in 1991 but deferred until 1992 as follows: For A: $6,966; For B: $3,574; For C: $2,881; For D: $2,753; and For
E: $2,733.

2/   Includes incentive bonuses awarded by Catamount Energy Corporation in 1992 and 1993 and by CV Energy Resources, Inc. in 1991, both wholly-owned-subsidiaries, as follows:
     For A: 1993 - $10,000, 1992 - $5,000, 1991 - $12,409, for B: 1993 -
$10,000, 1992 - $5,000, 1991 - $6,368; for C: 1991 - $5,126; for D: 1991 -
$4,910; and for E: 1991 - $4,864.

3/   In 1991, the Board of Directors rescinded provisions of the 1988 Stock
Option Plan for Key Employees permitting grants of SAR's.

4/   The total amounts shown in this column for the last fiscal year are comprised as follows:
     (i) Company matching contributions to the Employee Savings and Investment Plan includes for A: $8,185; for B: $4,253; for C: $$3,785; for D:
$2,784; for E: $3,250.
     (ii) Premium on executive split-dollar insurance. (An insurance plan that gives both employer and employee an interest in a life insurance policy on the employee's life.) for A: $1,801; for B: $280; for C: $203; for D: $791; for
E: $494.

     (iii) Includes accrued above-market interest on deferred compensation for
A: $2,467; for D: $2,918; and for E: $1,252.


                                           STOCK OPTIONS

     The following table sets forth stock options granted to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 1993 under the Company's 1988 Stock Option Plan. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen the Black-Scholes model formula approved by the SEC. However, the ultimate value will depend on the market value of the Company's stock at a future date, which may or may not correspond to the projections below.

II.  Options/SAR Grants Table

                             Option/SAR Grants in Last Fiscal Year

                                                                   Grant
                                                                    Date
              Individual Grants                                    Value

(a)                   (b)         (c)           (d)          (e)      (f)

                                 % of
                   Number of     Total
                   Securities   Options/
                   Underlying    SARs
                     Options/   Granted to     Exercise             Grant
                       SARs     Employees      or Base   Expira-     Date
                     Granted    in Fiscal       Price     tion     Present
Name                  (#) 1/      Year        ($/Sh) 2/   Date    Value ($)3/

Thomas C. Webb       8,000/0      18.1%       $24.375     5/4/03   $19,600

Robert H. Young, Jr. 6,000/0      13.5         24.375     5/4/03    14,700

Robert de R. Stein   4,500/0      10.2         24.375     5/4/03    11,025

Donald L. Rushford   3,000/0       6.8         24.375     5/4/03     7,350

Thomas J. Hurcomb    3,000/0       6.8         24.375     5/4/03     7,350


1/ A total of 44,300 shares were awarded to all plan participants in 1993. Stock Options are exercisable in whole or in part from the date of the grant for a period of ten years and one day.


2/ The exercise price reflects the post-split price and unexercised shares have been adjusted for the 3 for 2 common stock split effective 2/11/93. The exercise price represents the Fair Market Value of the Company's Common Stock on the date of the grant.

3/ Per Black-Scholes model as certified by independent consultant. The assumptions used for the Model are as follows: Volatility-.18 based on quarterly prices for the period of 3/31/87 to 12/31/93; Risk free rate of return-6%; Dividend Yield-6.5% over period of 3/31/87 to 12/31/93; and Term of Exercise-10 years.



     The following table sets forth stock options exercised by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 1993, and the number and value of all unexercised options at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's stock on December 31, 1993.

III.  Option/SAR Exercises and Year-end Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Value
    (a)                   (b)           (c)                (d)          (e)
                                                                    Value of
                                                     Number of     Unexercised
                                                    Unexercised   In-the-Money
                                                 Options/SARS at  Options/SARs
                                                    FY-End (#)    at FY-End ($)

                  Shares Acquired    Value         Exercisable/   Exercisable/
Name              on Exercise (#)  Realized($)1/  Unexercisable Unexercisable1/

Thomas C. Webb      6,000           $41,125          14,000/0     $   3,500/0

Robert H. Young, Jr.    -                 -          14,625/0        14,656/0

Robert de R. Stein      -                 -          15,000/0        28,060/0

Donald L. Rushford  5,000            31,875           3,000/0             0/0

Thomas J. Hurcomb       -                 -          15,000/0        35,120/0


1/ The dollar values are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options.

IV.  Five-Year-Shareholder Return Comparison

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a published industry or line-of-business index or an index of peer companies selected by the Company. The Board of Directors has selected for its peer group index a stock index compiled by the Edison Electric Institute ("EEI"), because the Board feels it is the most comprehensive and representative in as much as it includes stock performance data for 100 investor-owned electric utility companies.







                 (LINE GRAPH TO BE SHOWN)




        COMPARISON OF FIVE YEAR CUMULATIVE RETURN*

AMONG CENTRAL VERMONT, S & P 500 INDEX AND EEI 100 ELECTRICS INDEX

             1988     1989     1990     1991     1992     1993

CVPS         $100    $128.62  $131.14  $178.62  $207.00  $186.67
S&P 500       100     131.59   127.49   166.17   178.81   196.75
EEI 100       100     129.92   131.52   169.39   182.09   202.82

Assumes $100 Invested on December 31, 1988
*Total Return Assumes Quarterly Reinvestment of Dividends

Deferred Compensation Plan

     Employees of the Company who are officers are eligible to defer receipt of a portion of their compensation pursuant to the Company's Deferred Compensation Plan for Officers. Also, certain of the Directors of the Company have elected to defer receipt of all or a portion of their fees under a similar plan for Directors.

     Under the Plan approved effective January 1, 1990 Directors and Officers of the Company may elect to defer over a 5-year period receipt of a specified amount of compensation or fees otherwise currently payable to them until retirement at age 65 (age 70 for Directors), or until their death, disability, or resignation. Officers may receive a reduced benefit beginning at age 60 with 10 years of service. Amounts deferred are not currently taxable for state and federal income taxes. The benefit is equal to the compensation deferred plus interest credited by the Company. This plan is a defined contribution program under which the Company recovers any costs, including the cost of capital, through the proceeds of the supporting life insurance policies. In addition, if death of a Director occurs before age 70, an additional survivor benefit equal to the annual amount deferred will be paid to the beneficiary each year for fifteen years. This benefit is also financed by life insurance proceeds.



Pension Plan

     The Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries (the "Plan") covers employees, among others, who are officers. The Company pays the full cost of the Plan.

     The table below shows the annual amounts payable under the present provisions of the Plan as amended through December 31, 1993, based on Final Average Earnings for various years of service, assuming the employee would retire at age 65 in 1994.

          Assumed
       5-Year Final                             Years of Service
    Average Earnings          15          20        25       30         35

       80,000              $19,085      $25,447   $31,809   $38,171   $ 40,171
      100,000               24,335       32,447    40,559    48,671     51,171
      120,000               29,585       39,447    49,309    59,171     62,171
      140,000               34,835       46,447    58,059    69,671     73,671
      160,000               40,085       53,447    66,809    80,171     84,171
      180,000               45,335       60,447    75,559    90,671     95,671
      220,000               55,632       74,176    92,720   111,263    116,744
      260,000               55,632       74,176    92,720   111,263    116,744
      300,000               55,632       74,176    92,720   111,263    116,744
    340,000               55,632       74,176    92,720   111,263    116,744

     Final Average Earnings is the highest five-year average of consecutive years' Base Salary (item (c) from the Summary Compensation Table) over an employee's career with the Corporation.

     The amounts above are payable for the life of the retiree only, and would be reduced on an actuarial basis if survivor options were chosen. In addition, no Social Security offset applies to amounts above.

     The credited years of service at December 31, 1993 under the Plan for those individuals named in the Summary Compensation Table were as follows: Mr. Webb, 9 years; Mr. Young, 6 years, 6 months; Mr. Stein, 5 years, 7 months; Mr. Rushford, 21 years, 6 months; and Mr. Hurcomb, 26 years.


Officers' Insurance and Supplemental Retirement Plan

     The Officers' Insurance and Supplemental Retirement Plan (the "Plan") is designed to supplement the retirement benefits available to the Company's officers. The Plan is a part of the Company's overall strategy for attracting and maintaining top managerial talent in the utility industry. The Company pays the entire cost of the Plan.

     Under the Plan, each officer is entitled to receive, upon his or her retirement at age 65, fifteen annual payments in amounts equal to a specified percentage of his or her final year's Base Salary (item (c) from the Summary Compensation Table). A reduced benefit is available at age 60 with ten years of service.

     The applicable percentages for the individuals named in Summary Compensation Table are as follows: Mr. Webb, 44.5%; Mr. Young, 33%; Mr. Stein, 33%; Mr. Rushford, 33%; and Mr. Hurcomb, 33%.

     Shown below is the estimated Company provided benefit payable at Age 65 for those individuals named in the Summary Compensation Table who receive a benefit under the Officers' Insurance and Supplemental Retirement Plan:

 Assumed Final
Annual Base Pay
     $                        33%           44.5%

   80,000                   26,400         35,600
  100,000                   33,000         44,500
  120,000                   39,600         53,400
  140,000                   46,200         62,300
  160,000                   52,800         71,200
  180,000                   59,400         80,100
  220,000                   72,600         97,900
  260,000                   85,800        115,700
  300,000                   99,000        133,500
  340,000                  112,200        151,300


Predecessor Deferred Compensation Plan

     Between 1986 and 1990, the Company allowed officers to defer receipt of compensation in return for fifteen annual payments of a defined benefit amount upon retirement. The Company will pay the difference, if any, between the defined benefit cost and the accumulated value of deferred compensation.

     Shown below is the estimated Company-provided benefit, payable at age 65, for those individuals named in the Summary Compensation Table who elected to participate. Since these benefits do not apply to all of the named individuals, they have not been reflected in the foregoing pension table.
                                               Annual Company-
                                              Provided Benefit
                Name                         Payable at Age 65

             Mr. Webb                              $29,800
             Mr. Rushford                           19,700
             Mr. Hurcomb                            13,900



Employee Savings and Investment Plan

     Effective January 1, 1985 the Company adopted an Employee Savings and Investment Plan (also known as a 401(k) Plan) which provides a means for eligible employees to accumulate savings and investment income without payment of current income taxes. Presently any employee of the Company who has completed at least one year of service, as defined in the Plan, is eligible to participate. An eligible employee who elects to participate in the Plan may authorize the Company to contribute to the Plan for his or her account between 1% and 15% of their pre-tax base compensation for each pay period. For 1993, the Plan limits the maximum annual deferral to $8,994 per Participant. This maximum is adjusted annually for inflation by the Internal Revenue Service.
The Company matches 100% of the first 4% of the compensation the Participant contributes to the Plan. A Participant may direct the investment of his or her Plan account among five funds specified in the Plan and is at all times fully vested in his or her Plan account. Generally, distribution of employee contributions is deferred until the Participant's death, disability, retirement or other termination of employment, except in cases of financial hardship. Matching employer contributions, however, may be withdrawn by the Participant at any time and for any reason, provided either the amount withdrawn has been in the Plan for at least two years or the Participant has been a member of the Plan for at least 5 years. Such in-service withdrawals are generally subject to ordinary income tax and an additional 10% tax plus a mandatory 20% rollover tax withholding effective January 1, 1993. Distribution of Plan benefits may be in the form of cash, an annuity, or in certain circumstances, Common Stock of the Company. Amounts voluntarily deferred by the five highest paid executive officers are included in compensation listed in Item (c) of the Summary Compensation Table. Amounts credited to the Plan accounts of the individuals referred to during 1993 are set forth in Column 4, Item (i) in the Summary Compensation Table.



Contracts with Management

     Effective January 1, 1994, the Board of Directors has severance compensation agreements with Messrs. Webb, Young, Stein, Hurcomb and six other officers of the Company. The agreements have a term of five years provision for renewal. They provide that in the event of termination of employment, or a significant change in employment status as defined in the agreement, within three years following a change in control of the Company, Messrs. Webb, Young, Stein, Hurcomb and three other executive officers will receive 2.999 times and three other officers will receive two times their average annual compensation for the preceding five or fewer years of service and certain legal fees and expenses incurred as a result of termination of employment. Mr. Rushford, who appears on the Summary Compensation Table, retired effective January 1, 1994.

     The provisions of the agreement do not apply if the officer retires, dies, or is disabled, voluntarily resigns, or is dismissed for cause. In exchange for agreeing to provide consulting services as requested by the Company for one year and refraining from working in competition with, or for a competitor of the Company for three years, the agreement permits continued participation in and retention of benefits under the Deferred Compensation Plan, Officers' Insurance and Supplemental Retirement Plans, and health and disability plans. The extent of these provisions depends on an individual's participation and circumstances, and is specified in each agreement. Those seven officers with less than 10 years of service would receive a payment actuarially equivalent to benefits received under the Company's pension plan at age 65 with ten years of service, less any benefit paid under the pension plan. The agreements also provide for the payment to officers of an amount sufficient to offset any federal excise tax on the termination payments under Section 4999 of the Internal Revenue Code. Non-qualified stock options not immediately exercisable will become unexercisable in the event of a change of control of the Company as defined in the Plan.

     A change of control occurs under the agreement when (1) any person, corporation, partnership or group acquires 20% or more of the combined voting power of the Company's outstanding securities; (2) if those members constituting a majority of the Directors at any given date no longer constitute a majority of the Directors at the end of a period of two consecutive years thereafter (unless the nomination of each new director was approved by a vote of at least two-thirds of the directors in office who were directors at the beginning of the period); or (3) if a third party acquires ownership or voting power of 10% or more of the outstanding voting securities of the Company, and subsequently is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, or the Company loses its exemption from or is required to register under that Act.

     During 1989, the Board also approved a severance plan in the event of a change of control for twenty key managers of the Company not covered by the above plan. In the event of a change in control as described above and a subsequent discharge from employment within eighteen months for reason other than cause, the eligible manager will receive a severance payment equal to one year's base salary, outplacement services, and coverage under the Company's medical plan for one year at Company expense.

     The Board of Directors believes that such agreements protect the stockholders by ensuring officers and key managers can and will act in stockholders' best interests without regard to personal situations or concerns. The Board also believes that such agreements will better ensure retention and recruitment of high caliber officers and key managers.


                 INDEPENDENT PUBLIC ACCOUNTANTS

   The firm of Arthur Andersen & Co., independent public accountants, have audited the accounts of CVPS for 1993. They have served as the Company's independent public accountants since 1985. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting, to be available to respond to appropriate questions, and to have the opportunity to make a state-ment if they so desire.


                 DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

   A stockholder desiring to present a proposal at the Company's 1994 Annual Stockholders' Meeting and to have such proposal considered for inclusion in the proxy materials for such meeting should submit such proposal addressed to the Secretary, Joseph M. Kraus, no later than December 1, 1994. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission and will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Company in accordance with such applicable laws and regulations.

                      DISCRETIONARY AUTHORITY

     The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said Notice of Meeting, and any action in connection with or for the purpose of affecting the same. If any other matters properly and legally come before the meeting, the persons named as Proxies will vote upon them in accordance with their best judgment. The Proxies have no knowledge of any such other matters which may be so presented for action at the meeting.

                                   By Order of the Board of Directors



                                   THOMAS C. WEBB
                                   President and Chief Executive Officer


It is hoped that all of the Common Stockholders will be represented in person or by proxy at the Annual Meeting. The Board of Directors earnestly urges that you VOTE, SIGN AND DATE the enclosed proxy, whether or not you are able to attend the meeting in person. PROXIES SHOULD BE MAILED IN THE ADDRESSED RETURN ENVELOPE ENCLOSED FOR THAT PURPOSE IN ORDER TO REACH THE OFFICE OF THE COMPANY NOT LATER THAN MAY 3, 1994. The giving of such proxy will not affect your right to vote in person should it later be found convenient for you to attend. Any proxy given is revocable at any time prior to the voting of the share or shares represented thereby.

EXHIBIT I

Text of proposed Fair Price Amendment to the Articles of Incorporation

A new Section 23 will be added to the Corporation's Articles of Incorporation which reads as follows:

23. The vote of the stockholders of the Corporation required to approve any Business Combination shall be as set forth in this Section 23. The term "Business Combination" shall have the meaning ascribed to it in Subsection 23A(a) of this Section 23. Each other capitalized term shall have the meaning ascribed to it in Subsection 23C of this Section 23.

23A(a). In addition to any affirmative vote required or permitted by law or these Articles of Incorporation and except as otherwise expressly provided in Subsection 23B of this Section 23:

         (1) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an affiliate of an Interested Stockholder; or

         (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

         (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or an Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,0000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate) from the Corporation or a Subsidiary; or

         (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

         (5) any transaction involving the Corporation or any Subsidiary (whether or not with or into or otherwise involving an Interested Stockholder), and including, without limitation, any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Corporation, or of its Subsidiaries or any self tender offer for or repurchase of securities of the Corporation by the Corporation or any
   Subsidiary, or any share exchange involving the Company or any Subsidiary, or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any affiliate of any Interested Stockholder;

        shall require no less than the affirmative vote of the holders of at least the Supermajority Percentage (as defined in Subsection 23C of this Section 23) of the combined voting power of the then outstanding shares of the Voting Stock (for the purposes of this Section 23, each share of the Voting Stock shall have the number of votes granted to it pursuant to the Company's Articles of Incorporation), which vote shall include the affirmative vote of at least the Supermajority Percentage (as defined in Subsection 23C of this Section 23) of the combined voting power of the outstanding shares of Voting Stock held by stockholders other than the Interested Stockholder. Such minimum affirmative vote shall be required notwithstanding any provision of law or any other provision of these Articles of Incorporation or the By-Laws, any agreement with any national securities exchange or otherwise which might permit a lesser vote or no vote and in addition to any affirmative vote required of the holders of any class or series of Voting Stock pursuant to law or these Articles of Incorporation.

(b) The term "Business Combination" as used in this Section shall mean any transaction that is referred to in any one or more clauses (1) through (5) of Subsection 23A(a) of this Section 23.

   23B. The provisions of Subsection 23A(a) of this Section 23 shall not be applicable to any particular Business Combination, and, subject to Subsection 23F of this Section 23, such Business Combination shall require only such affirmative vote as is required or permitted by law, any other provision of these Articles of Incorporation or the By-Laws, or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in Subsection 23B(a) is met, or, in the case of any other Business Combination, the condition specified in the following Subsection 23B(a) or the conditions specified in the following Subsection 23B(b) are met:

   (a) such Business Combination shall have been approved by a majority of the Disinterested Directors; or

   (b)  each of the conditions specified in the following clauses (1) through
(4) shall have been met:

   (1) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of Voting Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this clause (b)(1) shall be required to be met with respect to all shares of Voting Stock outstanding whether or not the Interested Stockholder has acquired any shares of the Voting Stock):

         (i) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Voting Stock beneficially owned by the Interested Stockholder which were acquired beneficially by such Interested Stockholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher; or

         (ii) the Fair Market Value per share of Voting Stock on the Announcement
   Date or on the Determination Date, whichever is higher; or

             (iii) an amount which bears the same or greater percentage relationship to the Fair Market Value of the Voting Stock on the Announcement Date as the highest per share price determined in clause (b)(1)(i) above bears to the Fair Market Value of the Voting Stock on the date of the commencement of the acquisition of the Voting Stock by such Interested Stockholder; and

   (2) the consideration to be received by the holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by each holder of such class or series of Voting Stock shall be, at the option of such holder, either cash or the form used by the Interested Stockholder to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

   (3) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

         (i) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock of the Corporation, except as part of the transaction in which it became an Interested Stockholder or upon conversion of convertible securities acquired by it prior to becoming an Interested Stockholder or as a result of a pro rata stock dividend or stock split; and

         (ii) such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

         (iii) such Interested Stockholder shall not have caused any material change in the Corporation's business or capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation to any third party; and

         (iv) there shall have been (A) no reduction in the annual rate of dividends paid on Voting Stock (except as necessary to reflect any subdivision of the Voting Stock), except as approved by a majority of the Disinterested Directors and (B) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization, self tender offer or any similar transaction which has the effect of reducing the number of outstanding shares of the Voting Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

   (4) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations), whether or not the Corporation is then subject to such requirements, shall be mailed by and at the expense of the Interested Stockholder to the remaining stockholders of the Corporation at least thirty days prior to the earlier of the Consummation Date or the vote of stockholders on such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions), and shall contain at the front thereof in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination that the Disinterested Directors, if any, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the point of view of the remaining stockholders of the Corporation (such investment banking firm to be engaged solely on behalf of the remaining stockholders, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion, to be unaffiliated with such Interested Stockholder, and, if there are at the time any Disinterested Directors, to be selected by a majority of the Disinterested Directors).

   23C.  For the purposes of this Section 23:

   (a) A "person" shall include, without limitation, any individual, firm, corporation, group (as such term is used in Regulation 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) or other entity.

   (b) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary) who or which:

         (1) is the beneficial owner, directly or indirectly of more than 10 percent of the combined voting power of the then outstanding shares of Voting Stock; or

         (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

         (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

   (c)  A person shall be a "beneficial owner" of any Voting Stock if:

         (1) such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, Voting Stock; or

         (2) such person or any of its Affiliates or Associates has (a) the right to acquire Voting Stock (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote of the Voting Stock pursuant to any agreement, arrangement or understanding; or

         (3) the Voting Stock is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.
     (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to Subsection 23C(b) of this Section 23, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such Interested Stockholder through application of Subsection 23C(c) of this Section 23 but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

   (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

   (f) "Subsidiary" shall mean any corporation more than 50 percent of whose outstanding equity securities having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Subsection 23C(b) of this Section 23, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Voting Stock is owned, directly or indirectly, by the Corporation.

   (g) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

   (h) "Fair Market Value" shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period commencing on the 40th day preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the New York Stock Exchange-Composite Tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period commencing on the 40th day preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations system or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of property other than cash or stock the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

   (i) In the event of any Business Combination in which the Corporation survives, the reference to any consideration other than cash to be received in Subsections 23B(b)(1) and (2) of this Section 23 shall include the shares of Voting Stock retained by the holders of such shares.

   (j) "Announcement Date" shall mean the date of first public announcement of the proposed Business Combination.

   (k) "Determination Date" shall mean the date on which the Interested Stockholder became an Interested Stockholder.

     (l) "Consummation Date" shall mean the date of the consummation of the Business Combination.

   (m) "Voting Stock" shall mean all outstanding shares of capital stock of all classes and series of the Corporation at the time entitled to vote in the election of directors of the Corporation, in each case voting together as a single class.

   (n) "Supermajority Percentage" shall mean the lesser of (1) that percentage of the Voting Stock that is equivalent to the percentage of the outstanding shares of Voting Stock that voted in favor of adoption of this Section 23 (as evidenced by a certificate of the Secretary of the Corporation, filed with the By-laws of the Corporation), or (2) eighty percent (80%) of the outstanding shares of Voting Stock.

   23D. A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 23, including, without limitation:

   (a)  whether a person is an Interested Stockholder;

   (b)  the number of shares of Voting Stock beneficially owned by any person;

   (c)  whether a person is an Affiliate or Associate of another person;

   (d) whether the requirements of Subsection 23B(b) of this Section 23 have been met with respect to any Business Combination;

   (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of $5,000,000 or more; and

   (f) such other matters with respect to which a determination is required under this Section 23.

   The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 23.

   23E. Nothing contained in this Section 23 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

   23F.  Notwithstanding anything herein to the contrary, nothing in this
Section 23 shall be deemed to limit, supersede or otherwise restrict the power of the Board of Directors under Vermont law to establish conditions, including without limitation a supermajority vote requiring a higher (but not a lower) percentage of affirmative votes than would otherwise apply by operation of
Section 23A through 23E of this Section 23, in connection with the submission by the Board of Directors to the stockholders for vote on any Business Combination involving a merger, consolidation, exchange of shares, sale of all or substantially all of the assets, amendment to the Articles of Incorporation or corporate dissolution.

   23G. Notwithstanding any other provisions of these Articles of Incorporation or of law, the affirmative vote of the holders of at least the Supermajority Percentage of the combined voting power of all of the then outstanding shares of Voting Stock shall be required to alter, amend or repeal this Section 23 or any provision hereof; provided, however, that if there is an Interested Stockholder on the record date for the meeting at which such action is submitted to the stockholders for their consideration, such the Supermajority Percentage vote must include the affirmative vote of at least the Supermajority Percentage of the combined voting power of all of the outstanding shares of Voting Stock held by stockholders other than the Interested Stockholder.

                                                     EXHIBIT II




Text of proposed Limitation of Director Liability Amendment to the Articles of Incorporation

A new Section 24 will be added to the Corporation's Articles of Incorporation which reads as follows:

24. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any action taken, or any failure to take action, solely as a Director, based on a failure to discharge his or her own duties in accordance with Section 8.30 of Title 11A of the Vermont Statutes Annotated. Notwithstanding the foregoing sentence, a Director shall be liable to the extent provided by applicable law for (A) the amount of a financial benefit received by a Director to which the Director is not entitled; (B) an intentional or reckless infliction of harm on the Corporation or the shareholders; (C) a corporate distribution which violates
Section 8.33 of Title 11A of the Vermont Statutes Annotated; or (D) an intentional or reckless criminal act. This Section 24 shall not be deemed to eliminate or limit the liability of a Director for any act or omission occurring prior to the date this Section becomes effective. No amendment or repeal of this Section 24 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                                 EXHIBIT III

PART A. Text of existing Indemnification By-Law Provision

                                   ARTICLE Xl.

        Indemnification of Directors, Officers and Employees

Section. 1. Indemnification Prior to Resolution.

     A. Directors.

   To the extent legally permissible, the Company may indemnify any of its Directors who, as a result of such position, was or is a party or is threatened to be made a party to any contemplated, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) against expenses actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The term Expenses, as used in this Article, includes reasonable attorney's fees, damages, judgments, fines, amounts paid in settlement and costs including the costs of investigation and defense. Such indemnification against Expenses shall be payable only if the Director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

   Any indemnification under this Section (unless ordered by a court) shall be made by the Company only upon a determination that indemnification of the Director is proper because he or she has acted in good faith in conformance with the applicable standard of conduct as set forth herein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such action, suit or proceeding or (b) if such a quorum is not obtainable, or, even if obtainable, by a majority of disinterested Directors pursuant to a written opinion of independent legal counsel that the Director appears to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, appears to have had no reasonable cause to believe his or her conduct was unlawful; or (c) by the holders of a majority of the then outstanding stock entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or officer.

   Expenses incurred in connection with any matter disposed of by settlement by such Director pursuant to a consent decree or otherwise, shall not be subject to indemnification either for any amount paid in settlement or for any other Expenses unless such settlement shall first have been approved as in the best interests of the Company by (a), (b) or (c) as set forth immediately above.

   The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in conformance with the applicable standard of conduct as set forth above.

   B. Officers and Employees.

   The Company shall extend the same rights of indemnification to any officer or employee of the Company who, as a result of such position, was or is a party or is threatened to be made a party to any contemplated, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) against Expenses actually and reasonably incurred by him or her in connection with such action, suit or proceeding as it does for its Directors as described above provided however, that where it shall be found that such officer or employee has acted in good faith and in conformance with the applicable standard of conduct as set forth herein, the provision by the Company of such indemnification prior to resolution of the matter shall be mandatory.

   Section 2. Indemnification Subsequent to Resolution. To the extent that a Director, officer or employee of the Company has been successful on the merits or otherwise in defense of any action, suit, proceeding, claim, issue, or matter referred to in Section 1 of this Article, he or she shall be indemnified to the extent legally permissible against expenses actually and reasonably incurred by him or her in connection therewith.

Section 3. Right To Rely On Corporate Information. In discharging his or her duty, any Director, officer or employee, when acting in good faith in conformance with the applicable standard of conduct as set forth above, may rely upon the books of accounts or any other records of the Company or upon reports made to the Company by any of its officers or employees or by counsel, accountants, appraisers or other experts selected with reasonable care by the Board of Directors or trustees.

Section 4. Advance Payment of Expenses. Expenses incurred by a Director, officer or employee in connection with any of the matters with respect to which indemnification may be sought pursuant hereto shall be paid from time to time by the Company in advance of the final disposition of any such matter if an undertaking has been executed by or on behalf of such individual to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Article. The Board of Directors may authorize counsel (which may be either Company counsel or outside counsel) to represent such individual in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

Section 5. Procedure For Indemnification. Any indemnification of a Director, officer or employee of the Company or advance of Expenses to such an individual under the terms of this Article shall be made promptly, and in any event within thirty (30) days, after the written request therefor of such individual. If the Company is required by this Article to determine whether the individual is entitled to indemnification pursuant hereto, but fails to respond within thirty
(30) days to a written request for indemnity, then the Company shall be deemed to have approved such request. If the Company unreasonably denies a written request for indemnity or the advance payment of Expenses, either in whole or in part, or if payment in full pursuant to such request is not made within thirty
(30) days, the right to indemnification or advances as granted by this Article shall be enforceable by such individual in any court of competent jurisdiction. Such individual's costs and expenses including reasonable attorney's fees incurred in connection with successfully establishing his or her right to indemnification in any such action shall also be indemnified by the Company.

Section 6. Non-Exclusivity of Indemnification Rights.   The right of
indemnification hereby provided shall not be deemed exclusive of or otherwise affect any other rights to which any individual seeking indemnification may be entitled under any agreement, vote of stockholders or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Other Organizations. The indemnification provisions of this Article shall extend to any Director, officer or employee who serves at the Company's request as director, officer or trustee of another organization in which the Company has or had an interest as a stockholder, creditor or otherwise. The right to rely on corporate information conferred in Section 3 of this Article shall also extend to the records, books of accounts and reports of any such other organization of which the individual serves as director, officer or trustee.

Section 8. Survival. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each individual who serves in any capacity as a Director, officer or employee of the Company at any time while these provisions are in effect and any repeal or modification thereof shall not affect any right or obligation then existing. Such a "contract right" may not be modified retroactively without the consent of such Director, officer or employee.


                                                       EXHIBIT III


PART B. Text of proposed Indemnification By-Law Amendment


Article XI of the By-Laws is proposed to be amended, to read in full as follows:

                                   ARTICLE XI

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. Permissive Indemnification. To the extent legally permissible, the Company may indemnify any of its Directors, officers and employees who, as a result of such position, was or is a party or is threatened to be made a party to any contemplated, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal against expenses, actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The term Expenses, as used in this Article, includes reasonable attorney's fees, damages, judgments, fines, amounts paid in settlement and costs including the costs of investigation and defense. Such indemnification against Expenses shall be payable only if (a) the Director, officer or employee acted in good faith, (b) the Director reasonably believed: (A) in the case of conduct in the Director's official capacity with the Company, that the Director's conduct was in its best interests; and (B) in all other cases, that the Director's conduct was at least not opposed to its best interests; and (c) with respect to any proceeding brought by a governmental entity, the Director had no reasonable cause to believe his or her conduct was unlawful, and the Director is not finally found to have engaged in a reckless or intentional unlawful act. Notwithstanding the foregoing and except as otherwise provided by law, the Company may not indemnify any Director, officer, or employee for any Expenses in any action by or in right of the Company in which such individual is adjudged liable to the Company.

   Any indemnification under this section (unless ordered by a court) shall be made by the Company only upon a determination that indemnification of the Director, officer or employee is proper because he or she has acted in good faith in conformance with the applicable standard of conduct as set forth herein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such action, suit or proceeding or (b) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties to the action, suit or proceeding may participate), consisting solely of two or more Directors not at the time parties to the action, suit or proceeding; (c) by written opinion of special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in clause (a) or (b); or (B) if a quorum of the Board of Directors cannot be obtained under clause (a) and a committee cannot be designated under clause (b), selected by majority vote of the full Board of Directors (in which selection Directors who are parties to the action, suit or proceeding may participate); or (d) by the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the action, suit or proceeding may not be voted on the determination.

   Authorization of indemnification and evaluation as to reasonableness of Expenses shall be made in the same manner provided above as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under clause (c) above to select such counsel.

   The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea no nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in conformance with the applicable standard of conduct as set forth above.

Section 2. Mandatory Indemnification. To the extent that a Director, officer or employee of the Company has been wholly successful on the merits or otherwise in defense of any action, suit, proceeding, claim, issue, or matter referred to in Section 1 of this Article, he or she shall be indemnified to the extent legally permissible against Expenses reasonably incurred by him or her in connection therewith.

Section 3. Right To Rely On Corporate Information. In discharging his or her duty, any Director, when acting in good faith in conformance with the applicable standard of conduct as set forth above, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the Company whom the Director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

Section 4. Advance Payment of Expenses. Expenses incurred by a Director, officer or employee in connection with any of the matters with respect to which indemnification may be sought pursuant hereto may be paid from time to time by the Company in advance of the final disposition of any such matter if the following conditions are met: (a) the Director furnishes the Company written affirmation of his or her good faith belief that he or she has met the standard of conduct described in Section 1 of this Article; (b) the Director furnishes the Company a written undertaking, executed personally or on the Director's behalf, to repay the advance if it is ultimately determined that the Director did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this subchapter.

   Determinations and authorizations of payments under this Section 4 shall be made in the manner specified in Section 1 of this Article.

   The Board of Directors may authorize counsel (which may be either Company counsel or outside counsel) to represent such individual in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

Section 5. Procedure For Indemnification. Subject to compliance with any applicable procedures in Sections 1 or 4, as the case may be, any indemnification of a Director, officer or employee of the Company or advance of Expenses to such an individual under the terms of this Article shall be made promptly. If the Company unreasonably denies a written request for indemnity or the advance payment of Expenses, either in whole or in part, or if payment in full pursuant to such request is not made promptly, the right to indemnification or advances as granted by this Article shall be enforceable by such individual in any court of competent jurisdiction. Such individual's costs and expenses including reasonable attorney's fees incurred in connection with successfully establishing his or her right to indemnification in any such action shall also be indemnified by the Company.

Section 6. Non-Exclusivity of Indemnification Rights. The right of indemnification hereby provided shall not be deemed exclusive of or otherwise affect any other rights to which any individual seeking indemnification may be entitled by law, or under any agreement, vote of stockholders or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Other Organizations. The indemnification provisions of this Article shall extend to any Director, officer or employee who serves at the Company's request as director, officer or trustee of another organization, including, without limitation, an employee benefit plan, in which the Company has or had an interest as a stockholder, creditor, sponsor or otherwise. The right to rely on corporate information conferred in Section 3 of this Article shall also extend to the records, books of accounts and reports of any such other organization of which the individual serves as director, officer or trustee.

Section 8. Survival. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each individual who serves in any capacity as a Director, officer or employee of the Company at any time while these provisions are in effect. Except as may otherwise be required as a result of changes in the law governing indemnification of officers, directors and employees of Vermont corporations, any repeal or modification of the foregoing provisions shall not affect any right or obligation then existing and such "contract rights" may not be modified retroactively without the consent of such Director, officer or employee.

             CENTRAL VERMONT PUBLIC SERVICE CORPORATION
        Proxy for Annual Meeting of Stockholders, May 3, 1994
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT P. BLISS, JR., LUTHER F. HACKETT,  and
F. RAY KEYSER, JR., as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Central Vermont Public Service Corporation held of record by the undersigned on February 23, 1994 at the Annual Meeting of Stockholders to be held May 3, 1994, at The Holiday Inn, Route 7 South, Rutland, Vermont, or at any and all adjournments thereof.

1. AMENDMENT OF ARTICLES OF INCORPORATION to include the Fair Price Provision (Directors recommend a vote FOR Article 1.)

              [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

2. AMENDMENT OF ARTICLES OF INCORPORATION to limit liability of Directors (Directors recommend a vote FOR Article 2.)

              [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. AMENDMENT OF BY-LAWS to modify the indemnification protection afforded Directors, Officers and Employees. (Directors recommend a vote FOR
   Article 3.)

              [ ] FOR        [ ] AGAINST        [ ] ABSTAIN


4. ELECTION OF DIRECTORS (Directors recommend a vote FOR Article 4.)

   [ ]  FOR Nominees listed to hold office    [ ]  WITHHOLD AUTHORITY
        for the terms indicated to vote for all except as nominees marked to listed below.
        the contrary below).

   Directors whose terms will expire in 1997:

           Frederic H. Bertrand, Mary Alice McKenzie, Robert D. Stout


   Instruction: To Withhold authority to vote for any individual nominee, write nominee's name on space provided below:


                 (Continued, and to be signed on reverse side)

                                 (Reverse side)

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such other business is presented for action at the meeting, it is the intention of the Proxies to vote all such matters in accordance with their best judgment.

    This proxy when properly executed will be voted in the manner indicated herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Articles 1, 2, 3 and 4.

    Please vote, sign, date and return the Proxy Card promptly using the enclosed envelope.



                           DATED                          1994



                           Signature of Stockholder(s)

                           Please sign exactly as the name appears. For shares held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.